Exhibit 99.3

PART I - FINANCIAL INFORMATION
ITEM 1. Financial Statements

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
As of September 30, 2014 and December 31, 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2014	December 31, 2013
Assets
Equity securities, trading, at fair value (cost - $875,503; 2013 - $824,723)	$956,604	$954,111
Debt securities, trading, at fair value (cost - $615,576; 2013 - $408,754)	660,677	441,424
Other investments, at fair value	97,765	65,329
Total investments in securities and commodities	1,715,046	1,460,864
Cash and cash equivalents	32,693	31,625
Restricted cash and cash equivalents	261,966	193,577
Due from brokers	182,927	98,386
Securities purchased under an agreement to sell	19,897	38,147
Derivative assets, at fair value	37,260	39,045
Interest and dividends receivable	5,032	2,615
Reinsurance balances receivable	269,747	191,763
Deferred acquisition costs, net	124,373	91,193
Unearned premiums ceded	91	—
Loss and loss adjustment expenses recoverable	1,412	9,277
Other assets	3,701	3,398
Total assets	$2,654,145	$2,159,890
Liabilities and shareholders' equity
Liabilities
Accounts payable and accrued expenses	$7,521	$9,456
Reinsurance balances payable	21,651	9,081
Deposit liabilities	142,990	120,946
Unearned premium reserves	363,666	265,187
Loss and loss adjustment expense reserves	187,313	134,331
Securities sold, not yet purchased, at fair value	45,667	56,056
Due to brokers	306,927	44,870
Derivative liabilities, at fair value	12,346	8,819
Performance fee payable to related party	21,837	—
Interest and dividends payable	589	748
Total liabilities	1,110,507	649,494
Commitments and contingent liabilities
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 104,031,456 (2013: 103,888,916))	10,403	10,389
Additional paid-in capital	1,063,254	1,055,690
Retained earnings	390,656	325,582
Shareholders’ equity attributable to shareholders	1,464,313	1,391,661
Non-controlling interests	79,325	118,735
Total shareholders' equity	1,543,638	1,510,396
Total liabilities and shareholders' equity	$2,654,145	$2,159,890

The accompanying Notes to the Condensed Consolidated Financial Statements are
an integral part of the Condensed Consolidated Financial Statements.

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(UNAUDITED)
For the three and nine months ended September 30, 2014 and 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenues
Gross premiums written	$126,403	$45,425	$359,498	$239,660
Gross premiums ceded	(150)	—	(150)	(9,975)
Net premiums written	126,253	45,425	359,348	229,685
Change in net unearned premium reserves	(17,305)	20,904	(98,388)	(67,528)
Net premiums earned	108,948	66,329	260,960	162,157
Net investment income	1,552	54,617	92,072	168,804
Total revenues	110,500	120,946	353,032	330,961
Expenses
Loss and loss adjustment expenses incurred, net	60,115	39,349	150,783	103,679
Acquisition costs, net	38,317	21,117	93,331	49,111
General and administrative expenses	10,124	9,846	29,698	24,071
Other expenses	2,982	1,246	4,789	2,675
Total expenses	111,538	71,558	278,601	179,536
Income (loss) before income tax expense	(1,038)	49,388	74,431	151,425
Income tax expense	(1,542)	—	(3,917)	—
Income (loss) including non-controlling interests	(2,580)	49,388	70,514	151,425
Income (loss) attributable to non-controlling interests	(3,417)	(2,818)	(5,440)	(4,202)
Net income (loss)	$(5,997)	$46,570	$65,074	$147,223
Earnings (loss) per share
Basic	$(0.06)	$0.52	$0.63	$1.77
Diluted	$(0.06)	$0.51	$0.61	$1.75
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	103,295,920	89,620,394	103,275,204	82,630,430
Diluted	103,295,920	90,915,805	106,454,775	83,453,835

The accompanying Notes to the Condensed Consolidated Financial Statements are
an integral part of the Condensed Consolidated Financial Statements.

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(UNAUDITED)
For the nine months ended September 30, 2014 and 2013
(expressed in thousands of U.S. dollars, except share amounts)

	2014	2013
Common shares
Balance, beginning of period	103,888,916	78,432,132
Issuance of common shares	142,540	25,456,784
Balance, end of period	104,031,456	103,888,916
Common shares
Balance, beginning of period	$10,389	$7,843
Issuance of common shares	14	2,546
Balance, end of period	10,403	10,389
Additional paid-in capital
Balance, beginning of period	1,055,690	762,430
Issuance of common shares, net	585	283,460
Fair value of Founder and advisor warrants	—	3,747
Fair value of warrants qualifying as shareholders' equity	—	(3,747)
Share compensation expense	6,979	7,611
Balance, end of period	1,063,254	1,053,501
Retained earnings
Balance, beginning of period	325,582	98,271
Net income	65,074	147,223
Balance, end of period	390,656	245,494
Shareholders' equity attributable to shareholders	1,464,313	1,309,384
Non-controlling interests
Balance, beginning of period	118,735	59,777
Contributions	6,151	26,164
Distributions	(51,001)	(35,129)
Income attributable to non-controlling interests	5,440	4,202
Balance, end of period	79,325	55,014
Total shareholders' equity	$1,543,638	$1,364,398

The accompanying Notes to the Condensed Consolidated Financial Statements are
an integral part of the Condensed Consolidated Financial Statements.

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
For the nine months ended September 30, 2014 and 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2014	2013
Operating activities
Net income	$65,074	$147,223
Adjustments to reconcile net income to net cash provided by operating activities:
Share compensation expense	6,979	7,611
Interest expense on deposit liabilities	3,687	—
Net unrealized loss (gain) on investments and derivatives	68,107	(30,541)
Net realized gain on investments and derivatives	(184,133)	(176,673)
Amortization of premium and accretion of discount, net	1,031	(2,868)
Changes in assets and liabilities:
Reinsurance balances receivable	(65,718)	(57,669)
Deferred acquisition costs, net	(33,180)	(13,180)
Unearned premiums ceded	(91)	(2,494)
Loss and loss adjustment expenses recoverable	7,865	(6,284)
Other assets	(303)	(931)
Interest and dividends receivable, net	(2,576)	(775)
Unearned premium reserves	98,479	70,022
Loss and loss adjustment expense reserves	52,982	76,436
Accounts payable and accrued expenses	(1,935)	(500)
Reinsurance balances payable	12,133	8,579
Performance fee payable to related party	21,837	40,264
Net cash provided by operating activities	50,238	58,220
Investing activities
Purchases of investments	(2,150,821)	(1,475,391)
Proceeds from sales of investments	1,998,673	1,539,990
Purchases of investments to cover short sales	(141,468)	(342,282)
Proceeds from short sales of investments	150,098	251,085
Change in due to/from brokers, net	177,516	(311,503)
Increase in securities purchased under an agreement to sell	18,250	22,487
Non-controlling interest in investment affiliate	(49,415)	(33,114)
Change in restricted cash and cash equivalents	(68,389)	(81,663)
Net cash used in investing activities	(65,556)	(430,391)
Financing activities
Proceeds from issuance of common shares, net of costs	599	286,685
Increase in deposit liabilities	5,782	41,793
Non-controlling interest in Catastrophe Fund	10,023	28,515
Non-controlling interest in Catastrophe Fund Manager	(18)	(164)
Net cash provided by financing activities	16,386	356,829
Net increase (decrease) in cash and cash equivalents	1,068	(15,342)
Cash and cash equivalents at beginning of period	31,625	34,005
Cash and cash equivalents at end of period	$32,693	$18,663
Supplementary information
Interest paid in cash	$2,780	$3,369
Income tax paid in cash	$2,286	$—

The accompanying Notes to the Condensed Consolidated Financial Statements are
an integral part of the Condensed Consolidated Financial Statements.

Third Point Reinsurance Ltd.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)
(Expressed in United States Dollars)

1.	Organization
Third Point Reinsurance Ltd. (the “Company”) was incorporated as an exempted company under the laws of Bermuda on October 6, 2011 and, through its wholly-owned subsidiary Third Point Reinsurance Company Ltd. (“Third Point Re”), is a provider of global specialty property and casualty reinsurance products. Third Point Re was incorporated in Bermuda and is registered as a Class 4 insurer under the Insurance Act 1978, as amended, and related regulations (the “Act”). Third Point Re commenced reinsurance operations in January 2012.
On June 15, 2012, Third Point Reinsurance Opportunities Fund Ltd. (the “Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd. (the “Catastrophe Fund Manager”), and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”) were incorporated in Bermuda. The Company subsequently announced a strategic arrangement with Hiscox Insurance Company (Bermuda) Limited (“Hiscox”) to launch a collateralized catastrophe reinsurance underwriting fund management business. The Catastrophe Fund Manager, a Bermuda exempted company, is the investment manager of the Catastrophe Fund and is 85% owned by Third Point Re and 15% owned by Hiscox. The Catastrophe Fund Manager is responsible for the investment and management of the Catastrophe Fund’s assets. The Catastrophe Fund is an exempted company incorporated in Bermuda and is open to both related party and third party investors. The Catastrophe Fund Manager also acts as manager of the Catastrophe Reinsurer and, in this capacity, is responsible for overseeing the underwriting and investment activities of the Catastrophe Reinsurer. The Catastrophe Reinsurer is a Bermuda exempted company and is licensed as a special purpose insurer under the Act.
On August 2, 2012, the Company established a wholly-owned subsidiary in the United Kingdom, Third Point Re Marketing (UK) Limited (“TPRUK”). On May 20, 2013, TPRUK was licensed as an insurance intermediary by the UK Financial Conduct Authority.
On August 20, 2013, the Company completed an initial public offering (“IPO”) of 24,832,484 common shares at an offering price of $12.50 per share. The net proceeds of the offering were $286.0 million, after deducting offering costs. The Company's common shares are listed on the New York Stock Exchange under the symbol “TPRE”.
These unaudited condensed consolidated financial statements include the results of the Company and its wholly and majority owned subsidiaries (together, the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 in Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In addition, the year-end balance sheet data was derived from audited financial statements but does not include all disclosures required by U.S. GAAP. This Quarterly Report should be read in conjunction with the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the U.S. Securities and Exchange Commission on February 28, 2014.
In the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Company's financial position and results of operations as at the end of and for the periods presented. All significant intercompany accounts and transactions have been eliminated.
The results for the nine months ended September 30, 2014 are not necessarily indicative of the results expected for the full calendar year.

2.	Significant accounting policies
The following is a summary of the significant accounting and reporting policies adopted by the Company:
Use of estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported and disclosed amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The major estimates reflected in the Company’s condensed consolidated financial statements include, but are not limited to, the loss and loss adjustment expense reserves, estimates of written and earned premiums and fair value of financial instruments.
Cash and restricted cash and cash equivalents
Cash and cash equivalents consist of cash held in banks and other short-term, highly liquid investments with original maturity dates of ninety days or less.
Restricted cash and cash equivalents consist of cash held in trust accounts with the Catastrophe Reinsurer, securing collateralized reinsurance contracts written and cash held with brokers securing letters of credit issued under credit facilities.
Premium revenue recognition
To the extent that the amount of written premium is estimable, the Company estimates the ultimate premiums for the entire contract period and records this estimate at the inception of the contract. For contracts where the full written premium is not estimable at inception, the Company records written premium for the portion of the contract period for which the amount is estimable. These estimates are based primarily on information in the underlying contracts as well as information provided by clients and/or brokers.
Premiums written are earned over the exposure period in proportion to the period of risk covered. Unearned premiums represent the portion of premiums written that relate to the remaining term of the underlying policies in force.
Premiums for retroactive reinsurance contracts are earned at the inception of the contract, as all of the underlying loss events covered by these contracts occurred in the past. Any underwriting profit at inception of a retroactive reinsurance contract is deferred and recognised over the estimated future payout of the loss and loss adjustment expenses reserves. Any underwriting loss at inception of a retroactive reinsurance contract is recognised immediately.
Changes in premium estimates are expected and may result in adjustments in any reporting period. These estimates change over time as additional information regarding the underlying business volume is obtained. Any subsequent adjustments arising on such estimates are recorded in the period in which they are determined.
Reinsurance premiums ceded
From time to time the Company reduces the risk of losses on business written by reinsuring certain risks and exposures with other reinsurers. The Company remains liable to the extent that any retrocessionaire fails to meet its obligations and to the extent that the Company does not hold sufficient security for their unpaid obligations. Ceded premiums are written during the period in which the risks incept and are expensed over the contract period in proportion to the period of risk covered. Unearned premiums ceded consist of the unexpired portion of reinsurance ceded.
Deferred acquisition costs
Acquisition costs consist of commissions, brokerage and excise taxes that are related directly to the successful acquisition of new or renewal reinsurance contracts. These costs are deferred and amortized over the period in which the related premiums are earned. The Company evaluates the recoverability of deferred acquisition costs by determining if the sum of future earned premiums and anticipated investment income is greater than expected future loss and loss adjustment expenses and acquisition costs. If a loss is probable on the unexpired portion of contracts in force, a premium deficiency loss is recognized. As of September 30, 2014, deferred acquisition costs are considered to be fully recoverable and no premium deficiency has been recorded.
Acquisition costs also include profit commissions that are expensed when incurred. Profit commissions are calculated and accrued based on the expected loss experience for contracts and recorded when the current loss estimate indicates that a profit commission is probable under the contract terms.
Loss and loss adjustment expense reserves
The Company’s loss and loss adjustment expense reserves include case reserves and reserves for losses incurred but not yet reported (“IBNR reserves”). Case reserves are established for losses that have been reported, but not yet paid, based on loss reports from brokers and ceding companies. IBNR reserves represent the estimated loss and loss adjustment expenses that have been incurred by insureds and reinsureds but not yet reported to the insurer or reinsurer, including unknown future developments on loss and loss adjustment expenses that are known to the insurer or reinsurer. IBNR reserves are established by management based on actuarially determined estimates of ultimate loss and loss adjustment expenses.
Inherent in the estimate of ultimate loss and loss adjustment expenses are expected trends in claim severity and frequency and other factors that may vary significantly as claims are settled. Accordingly, ultimate loss and loss adjustment expenses may differ materially from the amounts recorded in the condensed consolidated financial statements. These estimates are reviewed regularly and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Such adjustments, if any, are recorded in the condensed consolidated statements of income (loss) in the period in which they become known.
Deposit liabilities
Certain contracts do not transfer sufficient insurance risk to be deemed reinsurance contracts and are accounted for using the deposit method of accounting. Management exercises judgment in determining whether contracts transfer sufficient risk to be accounted for as reinsurance contracts. Using the deposit method of accounting, a deposit liability, rather than written premium, is initially recorded based upon the consideration received less any explicitly identified premiums or fees. In subsequent periods, the deposit liability is adjusted by calculating the effective yield on the deposit to reflect actual payments to date and future expected payments.
Fair value measurement
The Company determines the fair value of financial instruments in accordance with current accounting guidance, which defines fair value and establishes a three level fair value hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. Fair value is defined as the price the Company would receive to sell an asset or would pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Company determines the estimated fair value of each individual security utilizing the highest level inputs available.
The fair value of the Company’s assets and liabilities, which qualify as financial instruments, approximates the carrying amounts presented in the condensed consolidated balance sheets.
Investments
The Company’s investments are classified as “trading securities” and are carried at fair value with changes in fair value included in earnings in the condensed consolidated statements of income (loss).
The fair value of the Company’s investments are based on quoted market prices, or when such prices are not available, by reference to broker or underwriter bid indications, industry recognized pricing vendors and/or internal pricing valuation techniques. Investment transactions are recorded on a trade date basis with balances pending settlement included in due to/from brokers in the condensed consolidated balance sheets.
Realized gains and losses are determined using cost calculated on the specific identification basis. Dividends are recorded on the ex-dividend date. Income and expense are recorded on the accrual basis including interest and premiums amortized and discounts accreted.
Derivatives
Underwriting
The Catastrophe Reinsurer enters into certain contracts for which the potential loss payments are triggered exclusively by reference to a specified index, such as an industry loss. These contracts are accounted for as derivatives. The Company records the fair value of these contracts in derivative liabilities, at fair value, in the condensed consolidated balance sheets. Changes in the fair value of these contracts are recorded in net investment income in the condensed consolidated statements of income (loss).
Investments
Derivative instruments within our separate account managed by our investment manager, Third Point LLC, are recorded in the condensed consolidated balance sheets at fair value, with changes in fair values and realized gains and losses recognized in net investment income in the condensed consolidated statements of income (loss).
Derivatives serve as a key component of the Company’s investment strategy and are utilized primarily to structure the portfolio, or individual investments, and to economically match the investment objectives of the Company. The Company's derivatives do not qualify as hedges for financial reporting purposes and are recorded in the condensed consolidated balance sheets on a gross basis and not offset against any collateral pledged or received. Pursuant to the International Swaps and Derivatives Association ("ISDA") master agreements, securities lending agreements and other derivatives agreements, the Company and its counterparties typically have the ability to net certain payments owed to each other in specified circumstances. In addition, in the event a party to one of the ISDA master agreements, securities lending agreements or other derivatives agreements defaults, or a transaction is otherwise subject to termination, the non-defaulting party generally has the right to set off against payments owed to the defaulting party or collateral held by the non defaulting party.
The Company enters into derivative contracts to manage credit risk, interest rate risk, currency exchange risk, and other exposure risks. The Company uses derivatives in connection with its risk-management activities to economically hedge certain risks and to gain exposure to certain investments. The utilization of derivative contracts also allows for an efficient means by which to trade certain asset classes.
Fair values of derivatives are determined by using quoted market prices, industry recognized pricing vendors and broker quotes when available; otherwise fair values are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of underlying financial instruments.
Embedded derivatives
Certain of the Company’s deposit and reinsurance contracts contain interest crediting features that vary based on the net investment return on investments managed by Third Point LLC. These contractual features are considered embedded derivatives in accordance with U.S. GAAP. We include the estimated fair value of these embedded derivatives in the condensed consolidated balance sheets with the host contract in order to reflect the expected settlement of these features with the host contract. Prior to 2014, the changes in estimated fair value of these embedded derivatives were recorded in net investment income. As these embedded derivatives have become more prominent, the presentation has been modified and changes in the estimated fair value of embedded derivatives are now recorded in other expenses in the condensed consolidated statements of income (loss). In addition, fixed interest crediting features on these contracts that were recorded in net investment income are now classified in other expenses in the condensed consolidated statements of income (loss). As a result, investment expense of $1.2 million and $2.7 million that was previously reported in net investment income for the three and nine months ended September 30, 2013, respectively, is now being reported in other expenses to conform to the current year presentation.
Share-based compensation
The Company accounts for its share-based compensation transactions using the fair value of the award at the grant date. Determining the fair value of share purchase options at the grant date requires estimation and judgment. The Company uses an option-pricing model (Black-Scholes) to calculate the fair value of share purchase options.
For share purchase options granted that contain both a service and performance condition, the Company recognizes share compensation expense only for the portion of the options that are considered probable of being exercised. Share compensation for share purchase options considered probable of being exercised is expensed over the service (vesting) period on a graded vesting basis. The probability of share purchase options being exercised is evaluated at each reporting period.  When the share purchase options are considered probable of being exercised, the Company records a catch up of share compensation expense from the grant date (service inception date for existing options) to the current reporting period end based on the fair value of the options at the grant date.
The Company measures grant date fair value for restricted share awards based on the price of its common shares at the grant date and the expense is recognised on a straight-line basis over the vesting period.
Warrants
The Company accounts for warrant contracts issued to certain of its founding investors ("Founders") in conjunction with the initial capitalization of the Company by using either the physical settlement or net-share settlement methods. The fair value of these warrants was recorded in equity as additional paid-in capital. The fair value of warrants issued are estimated on the grant date using the Black-Scholes option-pricing model.
The Company accounts for certain warrant contracts issued to an advisor, where services have been received by the Company, in part, in exchange for equity instruments, based on the fair value of such services. The associated cost of these warrants has been recorded as capital raise costs and is included in additional paid in capital in the condensed consolidated statements of shareholders’ equity.
Offering costs
Offering costs incurred in connection with the IPO, which included underwriters’ fees, legal and accounting fees, printing and other fees were deducted from the gross proceeds of the offering. The proceeds from the issuance of shares net of offering costs is included in additional paid in capital in the condensed consolidated statements of shareholders’ equity.
Foreign currency transactions
The Company’s functional currency is the U.S. dollar. Transactions in foreign currencies are recorded in U.S. dollars at the exchange rate in effect on the transaction date. Monetary assets and liabilities in foreign currencies are remeasured at the exchange rates in effect at the reporting date and foreign exchange gains and losses are included in the condensed consolidated statements of income (loss).
Income taxes and uncertain tax positions
Under current Bermuda law, the Company and its Bermuda subsidiaries are not subject to any income or capital gains taxes. In the event that such taxes are imposed, the Company and its Bermuda subsidiaries would be exempted from any such taxes until March 2035 under the Tax Assurance Certificates issued to such entities pursuant to the Bermuda Exempted Undertakings Tax Protection Act of 1966, as amended.

The Company has an operating subsidiary in the United Kingdom, TPRUK, which is subject to relevant taxes in that jurisdiction.  On July 17, 2013, the United Kingdom government passed the Finance Act 2013, which reduced the corporate income tax rate from 23% to 21% (effective April 1, 2014) and provided for a further reduction in the corporate income tax rate from 21% to 20% (effective April 1, 2015). For the three and nine months ended September 30, 2014, the Company recorded $0.003 million and $0.02 million, respectively, for income taxes relating to TPRUK.

The Company is subject to withholding tax obligations related to dividends, capital gains and interest on certain investments. Prior to the second quarter of 2014, these withholding tax obligations were recorded as deductions to net investment income. As these withholding tax obligations have increased, the Company began presenting the relevant amounts in income tax expense in the condensed consolidated statements of income (loss). As a result, withholding taxes of $1.2 million and $2.2 million have been recorded in income tax expense for the three and nine months ended September 30, 2014, respectively. Withholding taxes of $0.3 million and $0.7 million were previously recorded as deductions to net investment income for the three and nine months ended September 30, 2013, respectively.
As of September 30, 2014, the Company had recorded a $1.7 million provision for uncertain tax positions related to investment transactions in certain foreign countries. The Company has recognized income tax expense related to uncertain tax positions of $0.3 million and $1.7 million for the three and nine months ended September 30, 2014, respectively (2013 - nil).
Non-controlling interests
The Company consolidates the results of entities in which it has a controlling financial interest. The Company records the portion of shareholders’ equity attributable to non-controlling interests as a separate line within shareholders’ equity in the condensed consolidated balance sheets. The Company records the portion of income attributable to non-controlling interests as a separate line within the condensed consolidated statements of income (loss).
Earnings per share
Basic earnings per share is based on the weighted average number of common shares and participating securities outstanding during the period. The weighted average number of common shares excludes any dilutive effect of outstanding warrants, options and convertible securities such as unvested restricted shares. Diluted earnings per share is based on the weighted average number of common shares and share equivalents including any dilutive effects of warrants, options and other awards under share plans and are determined using the treasury stock method. U.S. GAAP requires that unvested share awards that contain non-forfeitable rights to dividends or dividend equivalents, whether paid or unpaid (referred to as ‘‘participating securities”), be included in the number of shares outstanding for both basic and diluted earnings per share calculations. The Company treats its unvested restricted shares as participating securities. In the event of a net loss, the participating securities are excluded from the calculation of both basic and diluted loss per share.
Leases
Leases in which substantially all of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are recognized in the condensed consolidated statements of income (loss) on a straight-line basis over the term of the lease.
Comprehensive income
The Company has no comprehensive income other than net income disclosed in the condensed consolidated statements of income (loss).
Segment information
Under U.S. GAAP, operating segments are based on the internal information that management uses for allocating resources and assessing performance of the Company. The Company reports two operating segments – Property and

Casualty Reinsurance and Catastrophe Risk Management. The Company has also identified a corporate function that includes net investment income on capital and certain general and administrative expenses related to corporate activities.
Recently issued accounting standards
Issued and effective as of September 30, 2014
In January 2013, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities (ASU 2013-01). The objective of ASU 2013-01 is to address implementation issues about the scope of ASU 2011-11, Disclosures about Offsetting Assets and Liabilities. The amendments clarify that the scope of ASU 2011-11 applies to derivatives, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions. Entities with other types of financial assets and financial liabilities subject to a master netting arrangement or similar agreement also are affected because these amendments make them no longer subject to the disclosure requirements in ASU 2011-11. ASU 2013-01 is effective for interim and annual periods beginning on or after January 1, 2013. The Company adopted ASU 2013-01 effective with its IPO and has included the required disclosures in Note 8 of the notes to the condensed consolidated financial statements.
In February 2013, the FASB issued Accounting Standards Update No. 2013-02, Comprehensive Income (ASU 2013-02). The objective of ASU 2013-02 is to improve the reporting of reclassifications out of other comprehensive income. ASU 2013-02 is effective for periods subsequent to December 15, 2012. The adoption of this guidance had no impact on the Company’s condensed consolidated financial statements.

In June 2013, the FASB issued Accounting Standards Update No. 2013-08, Financial Services - Investment Companies - Amendments to the Scope, Measurement, and Disclosure Requirements (ASU 2013-08). The amendments in this update change the assessment of whether an entity is an investment company by developing a new two-tiered approach for that assessment, which requires an entity to possess certain fundamental characteristics while allowing judgment in assessing other typical characteristics. The new approach requires an entity to assess all of the characteristics of an investment company and consider its purpose and design to determine whether it is an investment company. ASU 2013-08 is effective prospectively for periods subsequent to December 15, 2013. Early adoption is prohibited. The Company adopted ASU 2013-08 in the first quarter of 2014, and the adoption of this guidance did not have a material impact on the Company's condensed consolidated financial statements.
Issued but not yet effective as of September 30, 2014

In April 2014, the FASB issued Accounting Standards Update 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (ASU 2014-08). ASU 2014-08 changes the requirements for reporting discontinued operations, such that a disposal of a component of the Company's operations is required to be reported as discontinued operations if the disposal represents a strategic shift that has, or will have, a major effect on the Company's operations and financial results. ASU 2014-08 is effective for all disposals that occur after January 1, 2015. The Company does not expect this new pronouncement to have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (ASU 2014-09). ASU 2014-09 provides a framework, through a five-step process, for recognizing revenue from customers, improves comparability and consistency of recognizing revenue across entities, industries, jurisdictions and capital markets, and requires enhanced disclosures. Certain contracts with customers are specifically excluded from the scope of ASU 2014-09, including amongst others, insurance contracts accounted for under Accounting Standard Codification 944, Financial Services - Insurance. ASU 2014-09 is effective on January 1, 2017 with retrospective adoption required for the comparative periods. The Company is currently evaluating the impact of this guidance, however, it is not expected to have a material impact on the Company's consolidated financial statements.

In June 2014, the FASB issued Accounting Standards Update No. 2014-11, Transfers and Servicing (Topic 860): Repurchase-to Maturity Transactions, Repurchase Financings, and Disclosures (ASU 2014-11). ASU 2014-11 amends the accounting guidance for “repo-to-maturity” transactions and repurchase agreements executed as repurchase financings. In addition, the new standard requires a transferor to disclose more information about certain transactions, including those in which it retains substantially all of the exposure to the economic returns of the underlying transferred asset over the transaction’s term. For repurchase agreements and securities lending agreements accounted for as secured borrowings as of a reporting date, the new standard requires obligors (transferors of collateral) to disaggregate the related gross obligation by class of collateral pledged, and to disclose the remaining contractual maturity of the agreements, and to discuss the potential risks of these arrangements and related collateral pledged, including the risks stemming from a decline in the value of the pledged collateral and how such risks are managed. Additionally, as a result of the new accounting guidance, repo-to-maturity transactions will be reported as secured borrowings. Transferors will also no longer apply the current “linked” accounting model to repurchase agreements executed contemporaneously with the initial transfer of the underlying financial asset with the same counterparty. ASU 2014-11 is effective prospectively for periods subsequent to December 15, 2014. The Company is currently evaluating the impact of this guidance, however, it is not expected to have a material impact on the Company's consolidated financial statements.

In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements- Going Concern (ASU 2014-15). ASU 2014-15 requires management to evaluate, for each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. If conditions or events raise substantial doubt about the entity's ability to continue as a going concern, the entity will be required to disclose information that enables the users of the financial statements to understand the principal conditions or events, management's evaluation of the significance of those events or conditions and management's plans that alleviate substantial doubt about the entity's ability to continue as a going concern. ASU 2014-1 becomes effective for the annual period ending after December 15, 2016. The Company does not expect this new guidance to have a material impact on the Company’s condensed consolidated financial statements.

3.	Restricted cash and cash equivalents
Restricted cash and cash equivalents as of September 30, 2014 and December 31, 2013 consisted of the following:

	September 30, 2014	December 31, 2013
	($ in thousands)
Restricted cash securing collateralized reinsurance contracts written by the Catastrophe Reinsurer	$101,348	$93,014
Restricted cash securing credit facilities	160,618	100,563
	$261,966	$193,577

4.	Reinsurance premiums ceded
From time to time, the Company purchases retrocessional coverage for one or more of the following reasons: to manage its overall exposure, to reduce its net liability on individual risks, to obtain additional underwriting capacity and to balance its underwriting portfolio. Additionally, retrocession can be used as a mechanism to share the risks and rewards of business written and therefore can be used as a tool to align the Company’s interests with those of its counterparties. The Company currently has coverage that provides for recovery of a portion of loss and loss adjustment expenses incurred on one crop contract written in 2013 and one new contract entered into in the third quarter of 2014. Premiums ceded for the three and nine months ended September 30, 2014 were $0.2 million, compared to $nil and $10.0 million for three and nine month ended September 30, 2013, respectively. Loss and loss adjustment expenses recoverable from the retrocessionaire are recorded as assets. For the three and nine months ended September 30, 2014, loss and loss adjustment expenses incurred and reported on the condensed consolidated statements of income (loss) are net of loss and loss expenses recovered of $nil and $1.0 million, respectively, compared to $2.1 million and $6.3 million for three and nine months ended September 30, 2013, respectively. Retrocession contracts do not relieve the Company from its obligations to the insureds. Failure of retrocessionaires to honor their obligations could result in losses to the Company. As of September 30, 2014, the Company had loss and loss adjustment expenses recoverable of $1.4 million (December 31, 2013 - $9.3 million) with one retrocessionaire who was rated “A (Excellent)” by A.M. Best Company.

The Company regularly evaluates the financial condition of its retrocessionaires to assess the ability of the retrocessionaires to honor their obligations.
5.    Investments
The Company’s investments are managed by its investment manager, Third Point LLC (“Third Point LLC” or the “Investment Manager”), under a long-term investment management contract. The Company directly owns the investments, which are held in a separate account and managed by Third Point LLC. The following is a summary of the separate account managed by Third Point LLC:

	September 30, 2014	December 31, 2013
Assets	($ in thousands)
Total investments in securities and commodities	$1,713,000	$1,460,864
Cash and cash equivalents	10,003	869
Restricted cash and cash equivalents	160,618	100,563
Due from brokers	182,927	98,386
Securities purchased under an agreement to sell	19,897	38,147
Derivative assets	37,260	39,045
Interest and dividends receivable	5,021	2,604
Other assets	799	933
Total assets	2,129,525	1,741,411
Liabilities and non-controlling interest
Accounts payable and accrued expenses	299	1,759
Securities sold, not yet purchased, at fair value	45,667	56,056
Due to brokers	306,927	44,870
Derivative liabilities	12,113	8,819
Performance fee payable to related party	21,837	—
Interest and dividends payable	589	748
Capital contribution received in advance	10,000	—
Non-controlling interest	20,302	69,717
Total liabilities and non-controlling interest	417,734	181,969
Total net investments managed by Third Point LLC	$1,711,791	$1,559,442
The Company’s Investment Manager has a formal valuation policy that sets forth the pricing methodology for investments to be used in determining the fair value of each security in the Company’s portfolio. The valuation policy is updated and approved annually by Third Point LLC’s valuation committee (the “Committee”), which is comprised of officers and employees who are senior business management personnel of Third Point LLC. The Committee meets monthly. The Committee’s role is to review and verify the propriety and consistency of the valuation methodology to determine the fair value of investments. The Committee also reviews any due diligence performed and approves any changes to current or potential external pricing vendors.
Investments are carried at fair value. The fair values of investments are estimated using prices obtained from either third-party pricing services or broker quotes. The methodology for valuation is generally determined based on the investment's asset class per the Company's Investment Manager's valuation policy. For investments that the Company is unable to obtain fair values from a pricing service or broker, fair values are estimated using information obtained from the Company’s Investment Manager.
Securities and commodities listed on a national securities or commodities exchange or quoted on NASDAQ are valued at their last sales price as of the last business day of the period. Listed securities with no reported sales on such date and over-the-counter (“OTC”) securities are valued at their last closing bid price if held long by the Company, and last closing ask price if held short by the Company. As of September 30, 2014, securities valued at $445.4 million (December 31, 2013 - $483.2 million), representing 25.4% (December 31, 2013 – 33.1%) of investments in securities and commodities and derivative assets, and $1.5 million (December 31, 2013 - $41.0 million), representing 2.6% (December 31, 2013 – 73.1%) of securities sold, not yet purchased, and derivative liabilities are valued based on broker quotes or other quoted market prices for similar securities.
Private securities are not registered for public sale and are carried at an estimated fair value at the end of the period, as determined by the Company's Investment Manager. Valuation techniques used by the Company's Investment Manager may include market approach, last transaction analysis, liquidation analysis and/or using discounted cash flow models where the significant inputs could include but are not limited to additional rounds of equity financing, financial metrics such as revenue multiples or price-earnings ratio, discount rates and other factors. In addition, the Company or the Company’s Investment Manager may employ third party valuation firms to conduct separate valuations of such private securities. The third party valuation firms provide the Company or the Company’s Investment Manager with a written report documenting their recommended valuation as of the determination date for the specified investments.
As of September 30, 2014, the Company had $2.8 million (December 31, 2013 - $3.3 million) of private securities fair valued by a third party valuation firm using information obtained from the Company's Investment Manager, which represented less than 1.0% (December 31, 2013 - 1.0%) of total investments in securities and commodities and derivative assets. The value at which these securities could be sold or settled with a willing buyer or seller may differ materially from the Company’s estimated fair values depending on a number of factors including, but not limited to, current and future economic conditions, the quantity sold or settled, the presence of an active market and the availability of a willing buyer or seller.
The Company’s free standing derivatives are recorded at fair value, and are included in the condensed consolidated balance sheets in derivative assets and derivative liabilities. The Company values exchange-traded derivatives at their last sales price on the exchange where it is primarily traded. OTC derivatives, which include swap, option, swaption, forward, future and contract for differences, are valued by third party sources when available; otherwise, fair values are obtained from broker quotes that are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of the underlying financial instruments.
As an extension of its underwriting activities, the Catastrophe Reinsurer may sell derivative instruments that provide reinsurance-like protection to third parties for specific loss events associated with certain lines of business.  These derivatives are recorded in the condensed consolidated balance sheets at fair value, with changes in the fair value of these derivatives recorded in net investment income in the condensed consolidated statements of income (loss). These contracts are valued on the basis of models developed by the Company, which approximates fair value.
In the second quarter of 2014, the Catastrophe Reinsurer purchased a catastrophe bond. This catastrophe bond is recorded in the condensed consolidated balance sheet at fair value, with changes in the fair value recorded in net investment income in the condensed consolidated statements of income (loss). This catastrophe bond is valued using the average of the bids from a minimum of two broker-dealers or other market makers.
The Company also has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value with changes in fair value of the embedded derivative reported in net investment income. The Company's embedded derivatives relate to interest crediting features in certain reinsurance and deposit contracts that vary based on the returns on our investments managed by Third Point LLC. The Company determines the fair value of the embedded derivatives using models developed by the Company, which approximates fair value. See discussion of accounting policy for embedded derivatives in Note 2 for additional information.
The Company’s holdings in asset-backed securities (“ABS”) are substantially invested in residential mortgage-backed securities (“RMBS”). The balance of the Company's holdings in ABS is in commercial mortgage-backed securities, collateralized debt obligations and student loan asset-backed securities. These investments are valued using broker quotes or a recognized third-party pricing vendor. All of these classes of ABS are sensitive to changes in interest rates and any resulting change in the rate at which borrowers sell their properties, refinance, or otherwise pre-pay their loans. As an investor in these classes of ABS, the Company may be exposed to the credit risk of underlying borrowers not being able to make timely payments on loans or the likelihood of borrowers defaulting on their loans. In addition, the Company may be exposed to significant market and liquidity risks.
The Company values its investments in limited partnerships at fair value, which are estimated based on the Company's share of the net asset value ("NAV") of the limited partnerships as provided by the investment managers of the underlying investment funds. The resulting net gains or net losses are reflected in the condensed consolidated statements of income (loss).
The Company performs several processes to ascertain the reasonableness of the valuation of all of the Company’s investments comprising the Company’s investment portfolio, including securities that are categorized as Level 2 and Level 3 within the fair value hierarchy described below. These processes include i) obtaining and reviewing weekly and monthly investment portfolio reports from the Company's Investment Manager, ii) obtaining and reviewing monthly NAV and investment return reports received directly from the Company’s third-party fund administrator which are compared to the reports noted in (i), and iii) monthly update discussions with the Company’s Investment Manager regarding the investment portfolio, including, their process for reviewing and validating pricing obtained from third-party service providers.
For the nine months ended September 30, 2014 and 2013, there were no changes in the valuation techniques as it relates to the above.
Monetary assets and liabilities denominated in foreign currencies are remeasured at the closing rates of exchange. Transactions during the period are translated at the rate of exchange prevailing on the date of the transaction. The Company does not isolate that portion of the net investment income resulting from changes in foreign exchange rates on investments, dividends and interest from the fluctuations arising from changes in fair values of securities and derivatives held. Periodic payments received or paid on swap agreements are recorded as realized gain or loss on investment transactions. Such fluctuations are included within net investment income in the condensed consolidated statements of income (loss).
U.S. GAAP disclosure requirements establish a framework for measuring fair value, including a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability. The three-level hierarchy of inputs is summarized below:

•	Level 1 – Quoted prices available in active markets/exchanges for identical investments as of the reporting date.

•
Level 2 – Observable inputs to the valuation methodology other than unadjusted quoted market prices for identical assets or liabilities in active markets. Level 2 inputs include, but are not limited to, prices quoted for similar assets or liabilities in active markets/exchanges, prices quoted for identical or similar assets or liabilities in markets that are not active and fair values determined through the use of models or other valuation methodologies.

•
Level 3 – Pricing inputs unobservable for the investment and include activities where there is little, if any, market activity for the investment. The inputs applied in the determination of fair value require significant management judgment and estimation.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources other than those of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
The key inputs for corporate, government and sovereign bond valuation are coupon frequency, coupon rate and underlying bond spread. The key inputs for asset-backed securities are yield, probability of default, loss severity and prepayment.

Key inputs for over-the-counter (“OTC”) valuations vary based on the type of underlying security on which the contract was written:

•
The key inputs for most OTC option contracts include notional, strike price, maturity, payout structure, current foreign exchange forward and spot rates, current market price of underlying and volatility of underlying.

•	The key inputs for most forward contracts include notional, maturity, forward rate, spot rate, various interest rate curves and discount factor.

•
The key inputs for swap valuation will vary based on the type of underlying on which the contract was written. Generally, the key inputs for most swap contracts include notional, swap period, fixed rate, credit or interest rate curves, current market or spot price of the underlying and the volatility of the underlying.

The following tables present the Company’s investments, categorized by the level of the fair value hierarchy as of September 30, 2014 and December 31, 2013:

	September 30, 2014
	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs	Total
	(Level 1)	(Level 2)	(Level 3)
Assets	($ in thousands)
Equity securities	$929,946	$18,721	$—	$948,667
Private common equity securities	—	7,937	—	7,937
Total equities	929,946	26,658	—	956,604
Asset-backed securities	—	425,160	2,434	427,594
Bank debts	—	17,584	—	17,584
Corporate bonds	—	103,092	3,964	107,056
Municipal bonds	—	3,623	—	3,623
Sovereign debt	—	104,801	19	104,820
Total debt securities	—	654,260	6,417	660,677
Investments in limited partnerships	—	66,799	6,770	73,569
Options	8,112	2,709	—	10,821
Rights and warrants	271	—	—	271
Trade claims	—	11,058	—	11,058
Catastrophe bond	—	2,046	—	2,046
Total other investments	8,383	82,612	6,770	97,765
Derivative assets (free standing)	170	37,090	—	37,260
Total assets	$938,499	$800,620	$13,187	$1,752,306
Liabilities
Equity securities	$8,682	$—	$—	$8,682
Sovereign debt	—	19,440	—	19,440
Corporate bonds	—	4,368	—	4,368
Options	8,096	5,081	—	13,177
Total securities sold, not yet purchased	16,778	28,889	—	45,667
Derivative liabilities (free standing)	121	11,992	233	12,346
Derivative liabilities (embedded)	—	—	7,913	7,913
Total liabilities	$16,899	$40,881	$8,146	$65,926

	December 31, 2013
	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs	Total
	(Level 1)	(Level 2)	(Level 3)
Assets	($ in thousands)
Equity securities	$839,903	$17,914	$—	$857,817
Private common equity securities	—	94,282	2,012	96,294
Total equities	839,903	112,196	2,012	954,111
Asset-backed securities	—	325,133	400	325,533
Bank debts	—	8,017	—	8,017
Corporate bonds	—	82,139	4,610	86,749
Municipal bonds	—	10,486	—	10,486
Sovereign debt	—	10,639	—	10,639
Total debt securities	—	436,414	5,010	441,424
Investments in limited partnerships	—	29,286	5,292	34,578
Options	6,284	6,785	—	13,069
Rights and warrants	1	—	—	1
Trade claims	—	17,681	—	17,681
Total other investments	6,285	53,752	5,292	65,329
Derivative assets	321	38,724	—	39,045
Total assets	$846,509	$641,086	$12,314	$1,499,909
Liabilities
Equity securities	$5,207	$—	$—	$5,207
Sovereign debt	—	37,592	—	37,592
Corporate bonds	—	3,372	—	3,372
Options	4,714	5,171	—	9,885
Total securities sold, not yet purchased	9,921	46,135	—	56,056
Derivative liabilities (free standing)	441	8,378	—	8,819
Derivative liabilities (embedded)	—	—	4,430	4,430
Total liabilities	$10,362	$54,513	$4,430	$69,305
During the three months ended September 30, 2014 and 2013, the Company made no reclassifications of assets or liabilities between Levels 1 and 2. During the nine months ended September 30, 2014, the Company reclassified $86.6 million (2013 - nil) of private common equity securities from Level 2 to Level 1 equity securities. This reclassification is the result of the issuer's IPO, with quoted prices having become available in an active market as of the reporting date.

The following table presents the reconciliation for all investments measured at fair value using significant unobservable inputs (Level 3) for the three and nine months ended September 30, 2014 and 2013:

	January 1, 2014	Transfers in to (out of) Level 3	Purchases	Sales	Realized and Unrealized Gains(Losses) (1)	September 30, 2014
	($ in thousands)
Assets
Private common equity securities	$2,012	$(2,300)	$—	$—	$288	$—
Asset-backed securities	400	(2,151)	4,093	(1,921)	2,013	2,434
Corporate bonds	4,610	(811)	821	(484)	(172)	3,964
Sovereign Debt	—	(11)	30	—	—	19
Investments in limited partnerships	5,292	—	1,579	—	(101)	6,770
Total assets	$12,314	$(5,273)	$6,523	$(2,405)	$2,028	$13,187
Liabilities
Derivative liabilities (free standing)	$—	$—	$—	$(1,013)	$780	$(233)
Derivative liabilities (embedded)	(4,430)	—	—	(3,046)	(437)	(7,913)
Total liabilities	$(4,430)	$—	$—	$(4,059)	$343	$(8,146)

	July 1, 2014	Transfers in to (out of) Level 3	Purchases	Sales	Realized and Unrealized Gains(Losses) (1)	September 30, 2014
	($ in thousands)
Assets
Private common equity securities	$2,300	$(2,300)	$—	$—	$—	$—
Asset-backed securities	2,441	(520)	288	(18)	243	2,434
Corporate bonds	5,153	(811)	—	(152)	(226)	3,964
Sovereign Debt	30	(11)	—	—	—	19
Investment in limited partnership	5,771	—	1,525	—	(526)	6,770
Total assets	$15,695	$(3,642)	$1,813	$(170)	$(509)	$13,187
Liabilities
Derivative liabilities (free standing)	$—	$—	$—	$(1,013)	$780	$(233)
Derivative liabilities (embedded)	(5,538)	—	—	(2,264)	(111)	(7,913)
Total liabilities	$(5,538)	$—	$—	$(3,277)	$669	$(8,146)

	January 1, 2013	Transfers in to (out of) Level 3	Purchases	Sales	Realized and Unrealized Gains(Losses) (1)	September 30, 2013
	($ in thousands)
Assets
Private common equity securities	$2,757	$(1,905)	$2,032	$(1,795)	$828	$1,917
Asset-backed securities	—	196	196	—	(249)	143
Bank debt	54	(54)	—	—	—	—
Corporate bonds	1,046	(1,302)	4,287	(1,311)	1,795	4,515
Investment in limited partnership	—	—	1,959	(342)	(71)	1,546
Total assets	$3,857	$(3,065)	$8,474	$(3,448)	$2,303	$8,121
Liabilities
Derivative liabilities (free standing)	$—	$—	$—	$(4,335)	$3,167	$(1,168)
Derivative liabilities (embedded)	(2,510)	—	—	(1,460)	(310)	(4,280)
Total liabilities	$(2,510)	$—	$—	$(5,795)	$2,857	$(5,448)

	July 1, 2013	Transfers in to (out of) Level 3	Purchases	Sales	Realized and Unrealized Gains(Losses) (1)	September 30, 2013
	($ in thousands)
Assets
Private common equity securities	$3,473	$(1,906)	$379	$—	$(29)	$1,917
Asset-backed securities	194	(112)	47	—	14	143
Corporate bonds	4,304	—	303	(192)	100	4,515
Investment in limited partnership	903	—	671	—	(28)	1,546
Total assets	$8,874	$(2,018)	$1,400	$(192)	$57	$8,121
Liabilities
Derivative liabilities (free standing)	$(2,240)	$—	$—	$(990)	$2,062	$(1,168)
Derivative liabilities (embedded)	(4,180)	—	—	—	(100)	(4,280)
Total liabilities	$(6,420)	$—	$—	$(990)	$1,962	$(5,448)
(1) Total net change in realized and unrealized gain (loss) recorded on Level 3 financial instruments are included in net investment income in the condensed consolidated statements of income (loss).
Total unrealized loss related to fair value assets using significant unobservable inputs (Level 3) for the nine months ended September 30, 2014 was $0.4 million (2013 - gains of $1.8 million).
For assets and liabilities that were transferred into Level 3 during the period, gains (losses) are presented as if the assets or liabilities had been transferred into Level 3 at the beginning of the period; similarly, for assets and liabilities that were transferred out of Level 3 during the period, gains (losses) are presented as if the assets or liabilities had been transferred out of Level 3 at the beginning of the period. The Company did not hold Level 3 investments where quantitative unobservable inputs are produced by the Company itself when estimating fair value.

6. Securities purchased under an agreement to sell
The Company may enter into repurchase and reverse repurchase agreements with financial institutions in which the financial institution agrees to resell or repurchase and the Company agrees to repurchase or resell such securities at a mutually agreed price upon maturity. As of September 30, 2014, the Company held outstanding reverse repurchase agreements valued at $19.9 million (December 31, 2013 - $38.1 million). As of September 30, 2014, the total value of securities received as collateral by the Company was $19.4 million (December 31, 2013 - $37.6 million). As the Company held only reverse repurchase agreements as of September 30, 2014, these positions are not impacted by master netting agreements. Interest expense and income related to these transactions are included in interest payable and receivable in the condensed consolidated balance sheets. For the three months ended September 30, 2014, there was a foreign currency loss of $2.4 million (2013 – gain of $1.2 million) on reverse repurchase agreements included in net investment income in the condensed consolidated statements of income (loss). For the nine months ended September 30, 2014, there was a foreign currency loss of $2.6 million (2013 - gain of $1.3 million) on reverse repurchase agreements included in net investment income in the condensed consolidated statements of income (loss). Generally, reverse repurchase agreements mature within 30 to 90 days.
7. Due from/to brokers
The Company holds substantially all of its investments through its prime brokers pursuant to various agreements between the Company and each prime broker. The brokerage arrangements differ from broker to broker, but generally cash and investments in securities and commodities balances are available as collateral against investment in securities sold, not yet purchased and derivative positions, if required.
Margin debt balances are collateralized by cash held by the prime brokers and certain of the Company’s securities. Margin interest was paid either at the daily broker call rate or based on LIBOR.
Due from/to brokers include cash balances maintained with the Company’s prime brokers, receivables and payables from unsettled trades and proceeds from securities sold, not yet purchased. In addition, due from and to brokers includes cash collateral received and posted from OTC and repurchase agreement counterparties. As of September 30, 2014, the Company’s due from/to brokers includes a total non-U.S. currency payable balance of $14.4 million (December 31, 2013 - $268.5 million).
8.    Derivatives
The following tables identify the listing currency, fair value and notional amounts of derivative instruments included in the condensed consolidated balance sheets, categorized by primary underlying risk. Balances are presented on a gross basis.

	As of September 30, 2014
	Listing currency (1)	Fair Value	Notional Amounts (2)
Derivative Assets by Primary Underlying Risk	($ in thousands)
Credit
Credit Default Swaps - Protection Purchased	USD	$9,110	$106,908
Credit Default Swaps - Protection Sold	USD	158	2,318
Equity Price
Contracts for Differences - Long Contracts	GBP/USD	5,145	40,331
Contracts for Differences - Short Contracts	NOK	3	2,580
Total Return Swaps - Long Contracts	MXN/USD	11,888	179,657
Total Return Swaps - Short Contracts	USD	290	3,950
Interest Rates
Interest Rate Swaps	EUR	250	194,906
Interest Rate Swaptions	USD	624	511,971
Treasury Futures - Short Contracts	USD	170	9,929
Foreign Currency Exchange Rates
Foreign Currency Forward	AUD/CAD/EUR/GBP/JPY/TRY	5,501	319,597
Foreign Currency Options - Purchased	JPY/KRW/SAR	4,121	192,944
Total Derivative Assets		$37,260	$1,565,091

	Listing currency (1)	Fair Value	Notional Amounts (2)
Derivative Liabilities by Primary Underlying Risk	($ in thousands)
Commodity Price
Commodity Future Options - Short	USD	$80	$120,080
Credit
Credit Default Swaps - Protection Purchased	EUR/USD	2,240	64,465
Credit Default Swaps - Protection Sold	USD	1,503	5,437
Equity Price
Contracts for Differences - Long Contracts	EUR/GBP	5,418	57,363
Total Return Swaps - Long Contracts	USD	—	365
Total Return Swaps - Short Contracts	USD	129	1,532
Interest Rates
Bond Futures - Short Contracts	JPY	41	41,211
Interest Rate Swaps	EUR	621	194,035
Interest Rate Swaptions	USD	142	354,139
Foreign Currency Exchange Rates
Foreign Currency Options - Sold	JPY/KRW	1,939	100,950
Catastrophe Risk Derivatives	USD	233	6,000
Total Derivative Liabilities (free standing)		$12,346	$945,577

Embedded derivative liabilities in reinsurance contracts (3)	USD	$3,173	$15,000
Embedded derivative liabilities in deposit contracts (4)	USD	4,740	75,000
Total Derivative Liabilities (embedded)		$7,913	$90,000
(1) AUD = Australian Dollar, CAD = Canadian Dollar,  EUR = Euro,  GBP = British Pound,  HKD = Hong Kong Dollar, JPY = Japanese Yen, KRW = South Korean Won, MXN = Mexican Peso, NOK = Norwegian Krone, SAR = Saudi Arabian Riyal, TRY = Turkish Lira, USD = US Dollar
(2) The absolute notional exposure represents the Company's derivative activity as of September 30, 2014, which is representative of the volume of derivatives held during the period.
(3) The fair value of embedded derivatives in reinsurance contracts is included in reinsurance balances payable in the condensed consolidated balance sheet.
(4) The fair value of embedded derivatives in deposit contracts is included in deposit liabilities in the condensed consolidated balance sheet.

	As of December 31, 2013
	Listing currency (1)	Fair Value	Notional Amounts (2)
Derivative Assets by Primary Underlying Risk	($ in thousands)
Commodity Price
Commodity Future Options - Purchased	USD	$256	$12,325
Credit
Credit Default Swaps - Protection Purchased	USD	15,397	109,520
Credit Default Swaps - Protection Sold	USD	1,157	9,557
Equity Price
Contracts for Differences - Long Contracts	CHF/EUR/GBP/USD	10,549	62,847
Contracts for Differences - Short Contracts	NOK	67	2,758
Total Return Swaps - Long Contracts	BRL/JPY/USD	2,950	68,044
Total Return Swaps - Short Contracts	USD	3	290
Interest Rates
Bond Futures - Short Contracts	JPY	212	40,847
Interest Rate Swaps	EUR	182	212,594
Interest Rate Swaptions	EUR/JPY/USD	1,269	54,884
Treasury Futures - Short Contracts	USD	108	6,544
Foreign Currency Exchange Rates
Foreign Currency Forward	AUD/CAD/JPY/TRY	1,332	59,925
Foreign Currency Options - Purchased	USD	5,563	240,062
Total Derivative Assets		$39,045	$880,197

	Listing currency (1)	Fair Value	Notional Amounts (2)
Derivative Liabilities by Primary Underlying Risk	($ in thousands)
Commodity Price
Commodity Future Options - Sold	USD	$148	$35,484
Credit
Credit Default Swaps - Protection Purchased	EUR/USD	2,634	59,446
Credit Default Swaps - Protection Sold	USD	348	875
Equity Price
Contracts for Differences - Long Contracts	EUR	66	14,607
Contracts for Differences - Short Contracts	DKK	425	7,253
Total Return Swaps - Long Contracts	BRL/JPY/USD	1,385	24,807
Total Return Swaps - Short Contracts	USD	140	5,037
Index
Index Futures - Short Contracts	USD	441	8,888
Interest Rates
Interest Rate Swaps	EUR/USD	821	465,560
Interest Rate Swaptions	USD/JPY	174	99,587
Foreign Currency Exchange Rates
Foreign Currency Forward	EUR/GBP	709	189,030
Foreign Currency Options - Sold	USD	1,528	178,476
Total Derivative Liabilities		$8,819	$1,089,050

Embedded derivative liabilities in deposit contracts (3)	USD	$4,430	$75,000
Total Derivative Liabilities (embedded)		$4,430	$75,000
(1) AUD = Australian dollar, BRL = Brazilian real, CAD = Canadian dollar, CHF = Swiss franc, DKK = Danish krone EUR = Euro, GBP = British pound, JPY = Japanese yen, NOK = Norwegian krone, TRY=Turkish lira, USD = US dollar
(2) The absolute notional exposure represents the Company's derivative activity as of December 31, 2013, which is representative of the volume of derivatives held during the period.
(3) The fair value of embedded derivatives in deposit contracts is included in deposit liabilities in the condensed consolidated balance sheet.
(4) The fair value of embedded derivatives in deposit contracts is included in deposit liabilities in the condensed consolidated balance sheet.

The following tables set forth, by major risk type, the Company’s realized and unrealized gains (losses) relating to derivatives for the three and nine months ended September 30, 2014 and 2013. Realized and unrealized gains (losses) related to free standing derivatives are included in net investment income in the condensed consolidated statements of income (loss). Realized and unrealized gains (losses) related to embedded derivatives are included in other expenses in the condensed consolidated statements of income (loss).

	For the three months ended
	September 30, 2014		September 30, 2013
Free standing Derivatives - Primary Underlying Risk	Realized Gain (Loss)	Unrealized Gain (Loss)*	Realized Gain (Loss)	Unrealized Gain (Loss)*
Commodity Price	($ in thousands)
Commodities Futures - Short Contracts	$(6)	$(80)	$(273)	$—
Commodity Future Options - Purchased	—	—	(25)	(44)
Credit
Credit Default Swaps - Protection Purchased	(1,479)	2,843	346	(1,751)
Credit Default Swaps - Protection Sold	1,081	(1,181)	(1,337)	3,774
Equity Price
Contracts for Differences - Long Contracts	(1,397)	(5,837)	(1,984)	5,229
Contracts for Differences - Short Contracts	(1,396)	310	11	(183)
Total Return Swaps - Long Contracts	2,488	9,990	1,712	3,665
Total Return Swaps - Short Contracts	(1,112)	795	(836)	(664)
Index
Index Futures - Long Contracts	(840)	—	—	—
Index Futures - Short Contracts	79	369	—	—
Interest Rates
Bond Futures - Short Contracts	(273)	101	(320)	(382)
Interest Rate Swaps	107	(82)	723	(896)
Interest Rate Swaptions	(42)	(272)	(75)	218
Treasury Futures - Short Contracts	(399)	191	73	(195)
Foreign Currency Exchange Rates
Foreign Currency Forward	5,037	7,417	1,223	(5,750)
Foreign Currency Options - Purchased	256	1,539	(1,794)	(1,493)
Foreign Currency Options - Sold	(78)	(463)	352	(636)
Reinsurance contract derivatives	—	780	—	2,062
	$2,026	$16,420	$(2,204)	$2,954
Embedded Derivatives
Embedded derivatives in reinsurance contracts	$—	$(21)	$—	$—
Embedded derivatives in deposit contracts	—	(90)	—	(100)
	$—	$(111)	$—	$(100)

	For the nine months ended
	September 30, 2014		September 30, 2013
Free standing Derivatives - Primary Underlying Risk	Realized Gain (Loss)	Unrealized Gain (Loss)*	Realized Gain (Loss)	Unrealized Gain (Loss)*
Commodity Price	($ in thousands)
Commodities Futures - Long Contracts	$—	$—	$(2,455)	$—
Commodities Futures - Short Contracts	(6)	(80)	290	(212)
Commodity Future Options - Purchased	(271)	(5)	(166)	(45)
Commodity Future Options - Sold	316	(168)
Credit
Credit Default Swaps - Protection Purchased	(3,793)	(678)	(8,469)	3,579
Credit Default Swaps - Protection Sold	1,266	(977)	6,814	(4,017)
Equity Price
Contracts for Differences - Long Contracts	3,639	(12,972)	6,706	987
Contracts for Differences - Short Contracts	(3,734)	361	1,000	254
Total Return Swaps - Long Contracts	12,279	10,323	2,717	2,732
Total Return Swaps - Short Contracts	(588)	298	418	(500)
Index
Index Futures - Long Contracts	(840)	—	—	—
Index Futures - Short Contracts	(253)	441	19	—
Interest Rates
Bond Futures - Short Contracts	(817)	(253)	242	(630)
Interest Rate Swaps	(350)	267	1,352	(409)
Interest Rate Swaptions	487	(1,848)	(244)	251
Treasury Futures - Short Contracts	(1,040)	62	508	(625)

Foreign Currency Exchange Rates
Foreign Currency Forward	5,256	4,877	7,533	(3,756)
Foreign Currency Options - Purchased	(1,484)	(613)	6,823	(1,031)
Foreign Currency Options - Sold	608	(78)	(2,844)	(848)
Reinsurance contract derivatives	—	780	—	3,167
	$10,675	$(263)	$20,244	$(1,103)
Embedded Derivatives
Embedded derivatives in reinsurance contracts	$—	$(127)	$—	$—
Embedded derivatives in deposit contracts	—	(310)	—	(310)
Total Derivative Liabilities (embedded)	$—	$(437)	$—	$(310)
* Unrealized gain (loss) relates to derivatives still held at reporting date.
The Company’s ISDA agreements with its counterparties provide for various termination events including decline in the NAV of the Company’s investments over a certain period, key-man provisions, document delivery schedules, and Employment Retirement Income Security Act and bankruptcy provisions. Upon the triggering of a termination event, a counterparty may avail itself of various remedies including, but not limited to, waiver of the termination event, request for additional collateral, renegotiation of the ISDA agreement, or immediate settlement of positions.
The Company obtains/provides collateral from/to various counterparties for OTC derivative contracts in accordance with bilateral collateral agreements. As of September 30, 2014, the Company posted collateral in the form of cash of $60.4 million (December 31, 2013 - $35.4 million) to certain counterparties to cover collateral requirements for open OTC derivatives.

The Company does not offset its derivative instruments and presents all amounts in the condensed consolidated balance sheets on a gross basis. The Company has pledged cash collateral to counterparties to support the current value of amounts due to the counterparties based on the value of the underlying security. As of September 30, 2014 and December 31, 2013, the gross and net amounts of derivative instruments that are subject to enforceable master netting arrangements or similar agreements were as follows:

	Gross Amounts not offset in the condensed consolidated balance sheet
September 30, 2014 Counterparty	Gross Amounts of Assets Presented in the condensed consolidated balance sheet	Financial Instruments	Cash Collateral Received	Net Amount
	($ in thousands)
Counterparty 1	$493	$493	$—	$—
Counterparty 2	1,262	1,262	—	—
Counterparty 3	16,935	3,135	—	13,800
Counterparty 4	857	857	—	—
Counterparty 5	4,078	630	—	3,448
Counterparty 6	9,820	1,014	4,039	4,767
Counterparty 7	408	151	—	257
Counterparty 8	—	—	—	—
Counterparty 9	3,407	384	—	3,023
Total	$37,260	$7,926	$4,039	$25,295

	Gross Amounts not offset in the condensed consolidated balance sheet
September 30, 2014 Counterparty	Gross Amounts of Liabilities Presented in the condensed consolidated balance sheet	Financial Instruments	Cash Collateral Pledged	Net Amount
	($ in thousands)
Counterparty 1	$1,149	$493	$656	$—
Counterparty 2	3,788	1,262	2,526	—
Counterparty 3	3,135	3,135	—	—
Counterparty 4	1,132	857	275	—
Counterparty 5	630	630	—	—
Counterparty 6	1,014	1,014	—	—
Counterparty 7	151	151	—	—
Counterparty 8	730	—	730	—
Counterparty 9	384	384	—	—
Total	$12,113	$7,926	$4,187	$—

	Gross Amounts not offset in the condensed consolidated balance sheet
December 31, 2013 Counterparty	Gross Amounts of Assets Presented in the condensed consolidated balance sheet	Financial Instruments	Cash Collateral Received	Net Amount
	($ in thousands)
Counterparty 1	$1,128	$1,041	$—	$87
Counterparty 2	4,998	400	1,629	2,969
Counterparty 3	16,066	3,509	—	12,557
Counterparty 4	1,351	1,351	—	—
Counterparty 5	3,198	1,054	—	2,144
Counterparty 6	12,234	492	10,465	1,277
Counterparty 7	2	2	—	—
Counterparty 8	—	—	—	—
Counterparty 9	68	68	—	—
Total	$39,045	$7,917	$12,094	$19,034

	Gross Amounts not offset in the condensed consolidated balance sheet
December 31, 2013 Counterparty	Gross Amounts of Liabilities Presented in the condensed consolidated balance sheet	Financial Instruments	Cash Collateral Pledged	Net Amount
	($ in thousands)
Counterparty 1	$1,041	$1,041	$—	$—
Counterparty 2	400	400	—	—
Counterparty 3	3,509	3,509	—	—
Counterparty 4	1,360	1,351	9	—
Counterparty 5	1,054	1,054	—	—
Counterparty 6	492	492	—	—
Counterparty 7	59	2	57	—
Counterparty 8	—	—	—	—
Counterparty 9	904	68	836	—
Total	$8,819	$7,917	$902	$—

9.    Loss and loss adjustment expense reserves
As of September 30, 2014 and December 31, 2013, loss and loss adjustment expense reserves in the condensed consolidated balance sheets was comprised of the following:

	September 30, 2014	December 31, 2013
	($ in thousands)
Case loss and loss adjustment expense reserves	$50,868	$34,307
Incurred but not reported loss and loss adjustment expense reserves	136,445	100,024
	$187,313	$134,331

The following table represents the activity in the reserve for losses and loss adjustment expenses for the nine months ended September 30, 2014 and 2013:

	September 30, 2014	September 30, 2013
	($ in thousands)
Gross reserves for loss and loss adjustment expenses, beginning of period	$134,331	$67,271
Less: loss and loss adjustment expenses recoverable, beginning of period	(9,277)	—
Net reserves for loss and loss adjustment expenses, beginning of period	125,054	67,271
Increase (decrease) in net loss and loss adjustment expenses incurred in respect of losses occurring in:
Current year	149,325	107,279
Prior years'	1,458	(3,600)
Total incurred loss and loss adjustment expenses	150,783	103,679
Net loss and loss adjustment expenses paid in respect of losses occurring in:
Current year	(41,538)	(14,951)
Prior years'	(48,398)	(18,576)
Total net paid losses	(89,936)	(33,527)
Net reserve for loss and loss adjustment expenses, end of period	185,901	137,423
Plus: loss and loss adjustment expenses recoverable, end of period	1,412	6,284
Gross reserve for loss and loss adjustment expenses, end of period	$187,313	$143,707

The $1.5 million increase in prior years' reserves for the nine months ended September 30, 2014 reflects $0.9 million of net adverse reserve development and $0.6 million of additional reserves for loss and loss adjustment expenses resulting from premium increases on certain contracts. The changes in loss and loss adjustment expense reserves related to premium estimate changes were accompanied by similar changes in the premium earned for those contracts, resulting in minimal impact to net underwriting income in both periods. The $3.6 million decrease in prior years' reserves recorded in the nine months ended September 30, 2013 related primarily to one crop contract, which was accompanied by an equal decrease in the premium written and earned for that contract, resulting in a minimal impact to underwriting income.
10. Management, performance and Founders fees
The Company and Third Point Re are party to a Joint Venture and Investment Management Agreement (the “Investment Agreement”) with Third Point LLC and Third Point Advisors LLC under which Third Point LLC manages certain jointly held assets.
Pursuant to the Investment Agreement, Third Point Advisors LLC receives an annual performance fee allocation equal to 20% of the net investment income of the Company’s share of the investment assets managed by Third Point LLC, subject to a loss carry-forward provision. Additionally, a total management fee equal to 2% annually of the Company’s share of the investment assets managed by Third Point LLC is paid to Third Point LLC and certain of the Founders. Management fees are paid monthly, in arrears, whereas performance fees are paid annually, in arrears.

Investment fee expenses related to the Investment Agreement, which are included in net investment income in the condensed consolidated statements of income (loss) for the three and nine months ended September 30, 2014 and 2013 are as follows:

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	($ in thousands)
Management fees - Third Point LLC	$1,290	$978	$3,718	$2,497
Management fees - Founders	7,315	5,545	21,075	14,149
Performance fees - Third Point Advisors LLC	(165)	13,035	21,837	41,104
	$8,440	$19,558	$46,630	$57,750
As of September 30, 2014, $21.8 million related to performance fees due under the Investment Agreement was included in performance fee payable to related party in the condensed consolidated balance sheets. As of December 31, 2013, $63.0 million related to the performance fee payable to Third Point Advisors LLC was included in non-controlling interests. Since the performance fee allocation is based on annual performance, in accordance with the Investment Agreement, the performance fees are included in total liabilities until the performance fee is determined at year end and allocated to Third Point Advisors LLC's capital account.
11.    Deposit contracts
Deposit liability contracts each contain a fixed interest crediting rate, which ranges from 2.5% to 3.0%. Certain deposit contracts also contain a variable interest crediting feature based on actual investment returns realized by the Company that can increase the overall effective interest crediting rate on those contracts to 6.1% to 6.5%. These variable interest crediting features are considered embedded derivatives. We include the estimated fair value of these embedded derivatives with the host deposit liability contracts. Changes in the estimated fair value of these embedded derivatives are recorded in other expenses in the condensed consolidated statements of income (loss).
The following table represents activity in the deposit liabilities for the nine months ended September 30, 2014 and the year ended December 31, 2013:

	September 30, 2014	December 31, 2013
	($ in thousands)
Balance, beginning of period	$120,946	$50,446
Consideration received	6,132	66,369
Consideration receivable	12,266	—
Net investment expense allocation and change in fair value of embedded derivatives	3,996	4,731
Payments	(350)	(600)
Balance, end of period	$142,990	$120,946

12.    General and administrative expenses
General and administrative expenses for the three and nine months ended September 30, 2014 and 2013 are as follows:

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	($ in thousands)
Payroll and related	$4,184	$3,382	$12,409	$10,086
Share compensation expenses	2,481	4,143	6,979	7,611
Legal and accounting	1,462	905	3,559	1,900
Travel and entertainment	672	548	2,247	1,618
IT related	329	320	1,121	904
Corporate insurance	273	275	862	487
Credit facility fees	200	84	606	444
Director and board costs	193	28	489	86
Occupancy	124	123	409	348
Other general and administrative expenses	206	38	1,017	587
	$10,124	$9,846	$29,698	$24,071

13.    Net investment income
Net investment income for the three and nine months ended September 30, 2014 and 2013 consisted of the following:

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net investment income by type	($ in thousands)
Net realized gains on investments and investment derivatives	$53,378	$63,778	$184,686	$176,673
Net unrealized gains (losses) on investments and investment derivatives	(62,448)	7,404	(67,407)	31,709
Net realized gain (loss) on foreign currencies	13,125	(1,353)	4,851	4,364
Dividend and interest income	6,628	4,287	22,405	15,587
Dividends paid on securities sold, not yet purchased	—	(171)	(34)	(607)
Management and performance fees	(8,440)	(19,558)	(46,630)	(57,750)
Other expenses	(1,573)	(1,860)	(6,743)	(4,383)
Net investment income on investments managed by Third Point LLC	670	52,527	91,128	165,593
Investment income on cash held by the Catastrophe Reinsurer and Catastrophe Fund	27	28	84	44
Net gain on catastrophe bond held by Catastrophe Reinsurer	75	—	80	—
Net gain on reinsurance contract derivatives written by the Catastrophe Reinsurer	780	2,062	780	3,167
	$1,552	$54,617	$92,072	$168,804

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net investment income by asset class	($ in thousands)
Net investment gains on equity securities	$6,282	$60,042	$56,927	$167,364
Net investment gains (losses) on debt securities	(5,435)	14,950	81,540	57,549
Net investment gains (loss) on other investments	(25,807)	(4,595)	(30,787)	(1,517)
Net investment gains on investment derivatives	18,446	751	10,412	19,143
Net investment gains (losses) on securities sold, not yet purchased	4,861	5,857	20,245	(16,017)
Net investment income (loss) on cash, including foreign exchange gains (losses)	15,095	(2,906)	5,921	2,243
Net investment gains (losses) on securities purchased under and agreement to resell	(2,381)	1,207	(2,592)	1,228
Management and performance fees	(8,440)	(19,558)	(46,630)	(57,750)
Other investment expenses	(1,069)	(1,131)	(2,964)	(3,439)
	$1,552	$54,617	$92,072	$168,804

14.    Other expenses

Other expenses for the three and nine months ended September 30, 2014 and 2013 consisted of the following:

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	($ in thousands)
Deposit liabilities and reinsurance contracts investment expense	$2,871	$1,146	$4,352	$2,365
Change in fair value of embedded derivatives in deposit and reinsurance contracts (1)	111	100	437	310
	$2,982	$1,246	$4,789	$2,675

(1) See discussion of accounting policy for embedded derivatives in Note 2 for additional information.

15.    Share capital
Authorized and issued
The Company's authorized share capital of $33.0 million is comprised of 300,000,000 common shares with a par value of $0.10 each and 30,000,000 preference shares with a par value of $0.10 each. As of September 30, 2014, 104,031,456 common shares (December 31, 2013 - 103,888,916) were issued and outstanding. No preference shares have been issued to date.

On August 20, 2013, the Company completed an IPO of 24,832,484 common shares at a purchase price of $12.50 per share. The net proceeds of the offering were $286.0 million, after deducting offering costs.
Warrants
The Company’s Founders and an advisor provided insurance industry expertise, resources and relationships to ensure that the Company would be fully operational with key management in place in time for the January 2012 underwriting season. In consideration of these commitments, the Company reserved for issuance to the Founders and an advisor warrants to purchase, in the aggregate, up to 4.0% (Founders 3.5% and an advisor 0.5%) of the diluted shares (up to a maximum of $1 billion of subscribed shares) provided that the Founders and the advisor will not be issued any warrants for common shares issued in consideration for any capital raised by the Company in excess of $1 billion. The following is a summary of warrants as of September 30, 2014:

	Exercise price	Authorized and issued	Aggregate fair value of warrants
	($ in thousands, except for share and per share amounts)
Founders	$10.00	4,069,768	$15,203
Advisor	$10.00	581,395	2,171
		4,651,163	$17,374
The warrants were subject to a performance condition that was met as a result of the IPO. Prior to the IPO, 3,648,006 of the warrants outstanding had met the performance condition. After the IPO, the remaining 1,003,157 warrants met the performance condition. These amounts have been recorded as a component of capital raise costs in additional paid in capital resulting in no net impact to total shareholders’ equity.
The warrants expire 10 years from the date of issuance, December 22, 2011, and will be exercisable at a price per share of $10.00, which is equal to the price per share paid by investors in the initial capitalization of the Company.
16.    Share-based compensation
On July 15, 2013, the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan (“Omnibus Plan”) was approved by the Board of Directors and subsequently on August 2, 2013 by the shareholders of the Company. An aggregate of 21,627,906 common shares were made available under the Omnibus Plan. This number of shares includes the shares available under the Third Point Reinsurance Ltd. Share Incentive Plan ("Share Incentive Plan"). Awards under the Omnibus Plan may be made in the form of performance awards, restricted shares, restricted share units, share options, share appreciation rights and other share-based awards.
As of September 30, 2014, 10,215,455 (December 31, 2013 - 10,613,975) of the Company's common shares were available for future issuance under the equity incentive compensation plans.
Share based compensation expense of $2.5 million for the three months ended September 30, 2014 (2013 - $4.1 million) was included in general and administrative expenses. Share based compensation expense of $7.0 million for the nine months ended September 30, 2014 (2013 - $7.6 million) was included in general and administrative expenses.
As of September 30, 2014, the Company had $18.8 million (December 31, 2013 - $23.8 million) of unamortized share compensation expense that is expected to be amortized over a weighted average period of 1.7 years (December 31, 2013 - 2.0 years).

(a)	Management and director options
The share options issued to management under the Share Incentive Plan prior to the IPO are subject to a service condition and a performance condition. The service condition will be met with respect to 20% of the management options on each of the first five anniversary dates following the grant date of the management options. The performance condition with respect to the management options was met as a result of the IPO. Prior to the IPO, 8,572,594 of the management options outstanding had met the performance condition. After the IPO, the remaining 2,357,633 management options had met the performance condition.
The director options contain only a service condition that will be met with respect to 20% of the director options on each of the five anniversary dates following the grant date of the director options. On November 6, 2013, the director options were modified so that a total of 60% of the outstanding options vested on that date and the remaining 40% of the director options were forfeited. These forfeited options were replaced with restricted share awards.

The management and director options activity for the nine months ended September 30, 2014 and the year ended December 31, 2013 were as follows:

	Number of options	Weighted average exercise price
Balance as of January 1, 2013	10,956,838	$13.20
Granted - employees	348,836	14.09
Forfeited	(324,599)	13.20
Balance as of December 31, 2013	10,981,075	13.23
Granted - employees	348,836	18.25
Exercised	(60,000)	10.00
Balance as of September 30, 2014	11,269,911	$13.40
The fair value of share options issued were estimated on the grant date using the Black-Scholes option-pricing model. The share price used for purposes of determining the fair value of share options that were granted in the nine months ended September 30, 2014 was $15.05. The estimated share price used for purposes of determining the fair value of share options that were granted in the second quarter of 2013 (prior to the IPO) was $10.89. The volatility assumption used was 23.1% (2013 - 22.0%). The other assumptions used in the option-pricing model were as follows: risk free interest rate of 2.2% (2013 - 1.2%), expected life of 6.5 years (2013 - 6.5 years) and a 0.0% dividend yield (2013 - 0.0%). As of September 30, 2014, the weighted average remaining contractual term for options outstanding was 7.4 years (2013 - 6.5 years).
The following table summarizes information about the Company’s management and director share options outstanding as of September 30, 2014:

	Options outstanding		Options exercisable
Range of exercise prices	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
$10.00-$10.89	6,528,647	$10.03	2,226,787	$10.02
$15.05-$16.89	2,405,516	$15.94	782,262	$16.02
$20.00-$25.05	2,335,748	$20.21	782,262	$20.02
	11,269,911	$13.40	3,791,311	$13.22
For the three months ended September 30, 2014, the Company recorded $1.7 million (2013 - $3.7 million) of share compensation expense related to share options. For the nine months ended September 30, 2014, the Company recorded $5.1 million (2013 - $6.5 million) of share compensation expense related to share options.
The aggregate intrinsic value of options outstanding and options exercisable as of September 30, 2014 was $29.4 million and $10.1 million, respectively (December 31, 2013 - $61.5 million and $17.6 million, respectively).

(b)	Restricted shares
Restricted shares vest either ratably or at the end of the required service period and contain certain restrictions during the vesting period, relating to, among other things, forfeiture in the event of termination of employment or service and transferability.

Restricted share award activity for the nine months ended September 30, 2014 and year ended December 31, 2013 was as follows:

	Number of non- vested restricted shares	Weighted average grant date fair value
Balance as of January 1, 2013	619,300	$10.00
Granted	37,856	15.22
Balance as of December 31, 2013	657,156	10.30
Granted	49,684	15.39
Balance as of September 30, 2014	706,840	$10.66
For the three months ended September 30, 2014, the Company issued 40,070 (2013 - nil) restricted shares to directors. For the nine months ended September 30, 2014, the Company issued 9,614 (2013 - 5,000) restricted shares to employees and 40,070 (2013 - nil) to directors. The restricted shares issued to employees in 2014 will vest after three years from the date of issuance, subject to the grantee's continued service with the Company. The restricted shares issued in 2013 to employees vest two years from the date of grant.
The restricted shares issued to directors in 2014 will vest on December 31, 2014, subject to the grantee's continued service with the Company. The restricted shares issued in 2013 to directors vest on December 31, 2014 subject to the grantee's continued service with the Company.
For the three months ended September 30, 2014, the Company recorded $0.8 million (2013 - $0.4 million) compensation expense related to restricted share awards. For the nine months ended September 30, 2014, the Company recorded $1.8 million (2013 - $1.1 million) compensation expense related to restricted share awards.

17.    Non-controlling interests
Non-controlling interests represent the portion of equity in consolidated subsidiaries not attributable, directly or indirectly, to the Company. The ownership interests in consolidated subsidiaries held by parties other than the Company have been presented in the condensed consolidated balance sheets, as a separate component of shareholders’ equity. Non-controlling interests as of September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014	December 31, 2013
	($ in thousands)
Catastrophe Fund	$59,277	$49,254
Catastrophe Fund Manager	(254)	(236)
Joint Venture - Third Point Advisors LLC share	20,302	69,717
	$79,325	$118,735
Income (loss) attributable to non-controlling interests for the three and nine months ended September 30, 2014 and 2013 was:

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	($ in thousands)
Catastrophe Fund	$3,253	$2,434	$3,872	$3,191
Catastrophe Fund Manager	72	(2)	(18)	(164)
Joint Venture - Third Point Advisors LLC share	92	386	1,586	1,175
	$3,417	$2,818	$5,440	$4,202

As of September 30, 2014, the following entities were consolidated in accordance with the voting model per ASC 810: Consolidation:
• Third Point Reinsurance Opportunities Fund Ltd.
• Third Point Re Cat Ltd.
• Third Point Reinsurance Investment Management Ltd.
As of September 30, 2014, the following entities were consolidated in accordance with the variable interest model as per ASC 810: Consolidation:
• Investment Joint Venture

a)	Third Point Reinsurance Opportunities Fund Ltd. and Third Point Re Cat Ltd.
As of September 30, 2014, Third Point Re's investment in the Catastrophe Fund was $58.6 million (December 31, 2013 - $54.8 million), representing approximately 49.9% (December 31, 2013 - 53.0%) of the Catastrophe Fund’s issued, non-voting, participating share capital. The objective of the Catastrophe Fund is to achieve positive uncorrelated investment returns by investing, through the Catastrophe Reinsurer, in a portfolio of collateralized reinsurance transactions and other insurance-linked investments, including catastrophe bonds and industry loss warranties.
The Catastrophe Fund Manager holds 100% of the authorized and issued voting, nonparticipating shares of the Catastrophe Fund, while the Catastrophe Fund’s investors, including Third Point Re, hold 100% of issued non-voting, participating shares.
Furthermore, 100% of the authorized and issued voting, non-participating share capital of the Catastrophe Reinsurer and 100% of the issued non-voting, participating share capital of the Catastrophe Reinsurer is held by the Catastrophe Fund.

b)	Third Point Reinsurance Investment Management Ltd. (the “Catastrophe Fund Manager”)
The Catastrophe Fund Manager has been consolidated as part of the Company with Hiscox’s 15% interest in the Catastrophe Fund Manager recorded as a non-controlling interest. The Catastrophe Fund Manager acts as manager for both the Catastrophe Fund and the Catastrophe Reinsurer and in that capacity is responsible for overseeing:

•	The investment activities of the Catastrophe Fund, and

•	The underwriting activities of the Catastrophe Reinsurer.
The Catastrophe Fund Manager does not participate in the profits or losses of either the Catastrophe Fund or the Catastrophe Reinsurer; however, the Catastrophe Fund Manager does receive management and performance fees for its services.

c)	Investment in Joint Venture
The joint venture created through the Investment Agreement (Note 10) has been considered a variable interest entity in accordance with U.S. GAAP. Since the Company was deemed to be the primary beneficiary, the Company has consolidated the joint venture and has recorded Third Point Advisors LLC’s minority interest as a non-controlling interest in the condensed consolidated statements of shareholders’ equity.
For the nine months ended September 30, 2014, $51.0 million (2013 - $35.1 million) was distributed to Third Point Advisors LLC and reduced the amount of the non-controlling interest.

As of September 30, 2014, the following entities were not consolidated as per ASC 810: Consolidation:

•	TP Lux Holdco LP

•	Third Point Hellenic Recovery US Feeder Fund, L.P.

a)	TP Lux Holdco LP
Third Point Re is a limited partner in TP Lux Holdco LP (the “Cayman HoldCo”), which is an affiliate of the Investment Manager. The Cayman HoldCo was formed as a limited partnership under the laws of the Cayman Islands and invests and holds debt and equity interests in TP Lux HoldCo S.a.r.l, a Luxembourg private limited liability company (the “LuxCo”) established under the laws of the Grand-Duchy of Luxembourg, which is also an affiliate of the Investment Manager.
LuxCo's principal objective is to act as a collective investment vehicle to purchase Euro debt and equity investments. Third Point Re invests in the Cayman HoldCo alongside other investment funds managed by the Investment Manager. As of September 30, 2014, Third Point Re held a 10.5% (December 31, 2013 - 10.0%) interest in the Cayman Holdco. Third Point Re accounts for its investment in the limited partnership under the variable interest model, in which Third Point Re is not the primary beneficiary, at fair value in the condensed consolidated balance sheets and records changes in fair value in the condensed consolidated statements of income (loss).
As of September 30, 2014, the estimated fair value of the investment in the limited partnership was $66.8 million (December 31, 2013 - $29.3 million).  The valuation policy with respect to this investment in a limited partnership is further described in Note 5. Third Point Re's maximum exposure to loss as a result of its involvement with this investment is limited to the carrying value of the investment.
b) Third Point Hellenic Recovery US Feeder Fund, L.P.
Third Point Re is a limited partner in Third Point Hellenic Recovery US Feeder Fund, L.P. (“Hellenic Fund”), which is an affiliate of the Investment Manager. The Hellenic Fund was formed as a limited partnership under the laws of the Cayman Islands and invests and holds debt and equity interests.
Third Point Re committed $11.4 million to the Hellenic Fund, of which $1.6 million was called and $0.7 million was distributed during the nine months ended September 30, 2014.
As of September 30, 2014, Third Point Re held less than a 2.0% (December 31, 2013 - 2.0%) interest in the Hellenic Fund. Third Point Re accounts for its investment in limited partnership under the variable interest model, in which Third Point Re is not the primary beneficiary, at fair value in the condensed consolidated balance sheets and records the change in the fair value in the condensed consolidated statements of income (loss).
As of September 30, 2014, the estimated fair value of the investment in the limited partnership was $6.8 million (December 31, 2013 - $5.3 million). The valuation policy with respect to this investment in a limited partnership is further described in Note 5. Third Point Re's maximum exposure to loss as a result of its involvement with this investment is limited to the carrying value of the investment.

18.    Earnings (loss) per share
The following sets forth the computation of basic and diluted earnings (loss) per share for the three and nine months ended September 30, 2014 and 2013:

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Weighted-average number of common shares outstanding:
Basic number of common shares outstanding	103,295,920	89,620,394	103,275,204	82,630,430
Dilutive effect of options	—	294,434	1,494,711	—
Dilutive effect of warrants	—	1,000,977	1,684,860	823,405
Diluted number of common shares outstanding	103,295,920	90,915,805	106,454,775	83,453,835

Basic net income (loss) per common share:
Net income (loss)	$(5,997)	$46,570	$65,074	$147,223
Net income allocated to participating shares	—	(322)	(420)	(1,099)
Net income (loss) available to common shareholders	$(5,997)	$46,248	$64,654	$146,124
Basic net income (loss) per common share	$(0.06)	$0.52	$0.63	$1.77
Diluted net income (loss) per common share:
Net income (Loss)	$(5,997)	$46,570	$65,074	$147,223
Net income allocated to participating securities	—	(318)	(408)	(1,089)
Net income (loss) available to common shareholders	$(5,997)	$46,252	$64,666	$146,134
Diluted net income (loss) per common share	$(0.06)	$0.51	$0.61	$1.75

For the three months ended September 30, 2014, options of 11,327,302 and warrants of 4,651,163 were excluded from the computation of diluted loss per share. As a result of the net loss in the three months ended September 30, 2014, no allocation of the net loss has been made to participating shares in the calculation of diluted net loss per common share. For the three months ended September 30, 2013, anti-dilutive options of 3,887,829 were excluded from the computation of diluted earnings per share.

For the nine months ended September 30, 2014 and 2013, anti-dilutive options of 4,553,159 and 3,579,271, respectively, were excluded from the computation of diluted earnings per share.
19.    Related party transactions
In addition to the transactions disclosed in Notes 5, 10 and 17 to these condensed consolidated financial statements, the following transactions are classified as related party transactions, as each counterparty has either a direct or indirect shareholding in the Company or the Company has an investment with such counterparty.

a)	Pine Brook Road Partners, LLC and Narragansett Bay Insurance Company
Third Point Re entered into a quota share reinsurance agreement with Narragansett Bay Insurance Company (“Narragansett Bay”) effective December 31, 2012, which was renewed on December 31, 2013. The Company recorded $5.3 million (2013 - $4.6 million) of net premiums earned related to these contracts for the nine months ended September 30, 2014.  Pine Brook Road Partners, LLC ("Pine Brook") is the manager of various investment funds, one of which owns approximately 12.0% (December 31, 2013 - 12.0%) of the Company's outstanding common shares.  Pine Brook is also the manager of an investment fund that owns common shares in Narragansett Bay.

b)	Third Point Loan L.L.C.
Third Point Loan L.L.C. (“Loan LLC”) serves as nominee of Third Point Re and other affiliated investment management clients of the Investment Manager for certain investments. Loan LLC has appointed the Investment Manager as its true and lawful agent and attorney. As of September 30, 2014, Loan LLC held $55.2 million (December 31, 2013 - $147.2 million) of Third Point Re’s investments, which are included in investments in securities and commodities and in derivative contracts in the condensed consolidated balance sheets. Third Point Re’s pro rata interest in the underlying investments registered in the name of Loan LLC and the related income and expense are reflected accordingly in the condensed consolidated balance sheets and the condensed consolidated statements of income (loss).

20.    Financial instruments with off-balance sheet risk or concentrations of credit risk
Off-balance sheet risk
In the normal course of business, the Company trades various financial instruments and engages in various investment activities with off-balance sheet risk. These financial instruments include securities sold, not yet purchased, forwards, futures, options, swaptions, swaps and contracts for differences. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the fair values of the securities underlying the financial instruments or fluctuations in interest rates and index values may exceed the amounts recognized in the condensed consolidated balance sheets.
Securities sold, not yet purchased are recorded as liabilities in the condensed consolidated balance sheets and have market risk to the extent that the Company, in satisfying its obligations, may be required to purchase securities at a higher value than that recorded in the condensed consolidated balance sheets. The Company’s investments in securities and commodities and amounts due from brokers are partially restricted until the Company satisfies the obligation to deliver securities sold, not yet purchased.
Forward and futures contracts are a commitment to purchase or sell financial instruments, currencies or commodities at a future date at a negotiated rate. Forward and futures contracts expose the Company to market risks to the extent that adverse changes occur to the underlying financial instruments such as currency rates or equity index fluctuations.
Option contracts give the purchaser the right, but not the obligation, to purchase from or sell to the option writer financial instruments, commodities or currencies within a defined time period for a specified price. The premium received by the Company upon writing an option contract is recorded as a liability, marked to market on a daily basis and is included in securities sold, not yet purchased in the condensed consolidated balance sheets. In writing an option, the Company bears the market risk of an unfavorable change in the financial instrument underlying the written option. Exercise of an option written by the Company could result in the Company selling or buying a financial instrument at a price different from the current fair value.
In the normal course of trading activities in its investment portfolio, the Company trades and holds certain derivative contracts, such as written options, which constitute guarantees. The maximum payout for written put options is limited to the number of contracts written and the related strike prices and the maximum payout for written call options is dependent upon the market price of the underlying security at the date of a payout event. As of September 30, 2014, the investment portfolio had a maximum payout amount of approximately $875.6 million (December 31, 2013 - $689.5 million) relating to written put option contracts with expiration ranging from one month to 10 months from the balance sheet date. The maximum payout amount could be offset by the subsequent sale, if any, of assets obtained via the settlement of a payout event. The fair value of these written put options as of September 30, 2014 is $8.0 million (December 31, 2013 - $2.6 million) and is included in securities sold, not yet purchased in the condensed consolidated balance sheets.
Swaption contracts give the Company the right, but not the obligation, to enter into a specified interest-rate swap within a specified period of time. The Company’s market and counterparty credit risk is limited to the premium paid to enter into the swaption contract and net unrealized gains.

Total return swaps, contracts for differences, index swaps, and interest rate swaps that involve the exchange of cash flows between the Company and counterparties are based on the change in the fair value of a particular equity, index, or interest rate on a specified notional holding. The use of these contracts exposes the Company to market risks equivalent to actually holding securities of the notional value but typically involve little capital commitment relative to the exposure achieved. The gains or losses of the Company may therefore be magnified on the capital commitment.
Credit derivatives
Credit default swaps protect the buyer against the loss of principal on one or more underlying bonds, loans, or mortgages in the event the issuer suffers a credit event. Typical credit events include failure to pay or restructuring of obligations, bankruptcy, dissolution or insolvency of the underlying issuer. The buyer of the protection pays an initial and/or a periodic premium to the seller and receives protection for the period of the contract. If there is not a credit event, as defined in the contract, the buyer receives no payments from the seller. If there is a credit event, the buyer receives a payment from the seller of protection as calculated by the contract between the two parties.
The Company may also enter into index and/or basket credit default swaps where the credit derivative may reference a basket of single-name credit default swaps or a broad-based index. Generally, in the event of a default on one of the underlying names, the buyer will receive a pro-rata portion of the total notional amount of the credit default index or basket contract from the seller. When the Company purchases single-name, index and basket credit default swaps, the Company is exposed to counterparty nonperformance.
Upon selling credit default swap protection, the Company may expose itself to the risk of loss from related credit events specified in the contract. Credit spreads of the underlying together with the period of expiration is indicative of the likelihood of a credit event under the credit default swap contract and the Company’s risk of loss. Higher credit spreads and shorter expiration dates are indicative of a higher likelihood of a credit event resulting in the Company’s payment to the buyer of protection. Lower credit spreads and longer expiration dates would indicate the opposite and lowers the likelihood the Company needs to pay the buyer of protection. As of September 30, 2014, there was no cash collateral received specifically related to written credit default swaps as collateral is based on the net exposure associated with all derivative instruments subject to applicable netting agreements with counterparties and may not be specific to any individual derivative contract.
The following table sets forth certain information related to the Company’s written credit derivatives as of September 30, 2014 and December 31, 2013:

September 30, 2014	Maximum Payout/ Notional Amount (by period of expiration)			Fair Value of Written Credit Derivatives (2)
Credit Spreads on underlying (basis points)	0-5 years	5 years or Greater Expiring Through 2047	Total Written Credit Default Swaps (1)	Asset	Liability	Net Asset/(Liability)
	($ in thousands)
Single name (0 - 250)	$—	$5,437	$5,437	$—	$1,503	$(1,503)
Single name (251-500)	—	2,318	2,318	158	—	158
	$—	$7,755	$7,755	$158	$1,503	$(1,345)

December 31, 2013	Maximum Payout/ Notional Amount (by period of expiration)			Fair Value of Written Credit Derivatives (2)
Credit Spreads on underlying (basis points)	0-5 years	5 years or Greater Expiring Through 2046	Total Written Credit Default Swaps (1)	Asset	Liability	Net Asset/(Liability)
	($ in thousands)
Single name (0 - 250)	$368	$—	$368	$—	$(104)	$(104)
Single name (251-500)	9,514	—	9,514	1,136	—	1,136
Index (0-250)	—	550	550	21	(244)	(223)
	$9,882	$550	$10,432	$1,157	$(348)	$809

(1)	As of September 30, 2014 and December 31, 2013, the Company did not hold any offsetting buy protection credit derivatives with the same underlying reference obligation.

(2)	Fair value amounts of derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting.
Concentrations of credit risk
In addition to off-balance sheet risks related to specific financial instruments, the Company may be subject to concentration of credit risk with particular counterparties. Substantially all securities transactions of the Company are cleared by several major securities firms. The Company had substantially all such individual counterparty concentration with these brokers or their affiliates as of September 30, 2014. However, the Company reduces its credit risk with counterparties by entering into master netting agreements. Therefore, assets represent the Company’s greater unrealized gains less unrealized losses for derivative contracts in which the Company has master netting agreements. Similarly, liabilities represent the Company’s greater unrealized losses less unrealized gains for derivative contracts in which the joint venture created through the Investment Agreement (Note 10) has master netting agreements. Furthermore, the Company obtains collateral from counterparties to reduce its exposure to counterparty credit risk.
The Company’s maximum exposure to credit risk associated with counterparty nonperformance on derivative contracts is limited to the net unrealized gains by counterparty inherent in such contracts which are recognized in the condensed consolidated balance sheets. As of September 30, 2014, the Company’s maximum counterparty credit risk exposure was $25.3 million (December 31, 2013 - $19.0 million).

21.    Commitments and Contingencies
Letters of credit
As of September 30, 2014, the Company had entered into the following letter of credit facilities, which automatically renew annually unless terminated by either party in accordance with the required notice period:

	Facility	Renewal date	Notice period (Unused Facility Portion)
	($ in thousands)
BNP Paribas	$100,000	February 15, 2015	60 days prior to termination date
Citibank (1)	250,000	January 23, 2015	90 days prior to termination date
J.P. Morgan	50,000	August 22, 2015	60 days prior to termination date
	$400,000
(1) Effective July 9, 2014, we increased our Citibank facility from $150 million to $250 million. All other terms of the facility remained the same.

As of September 30, 2014, $160.1 million (December 31, 2013 - $127.3 million) of letters of credit, representing 40.0% (December 31, 2013 – 42.4%) of the total available facilities, had been drawn upon.
Under the facilities, the Company provides collateral that may consist of equity securities, repurchase agreements and cash and cash equivalents. As of September 30, 2014, cash and cash equivalents with a fair value of $160.6 million (December 31, 2013 - $100.6 million) were pledged as security against the letters of credit issued. These amounts are included in restricted cash and cash equivalents in the condensed consolidated balance sheets. Each of the facilities contain customary events of default and restrictive covenants, including but not limited to, limitations on liens on collateral, transactions with affiliates, mergers and sales of assets, as well as solvency and maintenance of certain minimum pledged equity requirements, A.M. Best Company rating of “A-” or higher, and restricts issuance of any debt without the consent of the letter of credit provider. Additionally, if an event of default exists, as defined in the letter of credit facilities, the Company will be prohibited from paying dividends. The Company was in compliance with all of the covenants as of September 30, 2014.
Investments
Loan and other participation interests purchased by the Company, such as bank debt, may include revolving credit arrangements or other financing commitments obligating the Company to advance additional amounts on demand. As of September 30, 2014, the Company had one unfunded capital commitment of $5.5 million related to its investment in the Hellenic Fund (see Note 17 for additional information).
In the normal course of business, the Company, as part of its investment strategy, enters into contracts that contain a variety of indemnifications and warranties. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote. Thus, no amounts have been accrued related to such indemnifications. The Company also indemnifies Third Point Advisors LLC, Third Point LLC and its employees from and against any loss or expense, including, without limitation any judgment, settlement, legal fees and other costs. Any expenses related to this indemnification are reflected in net investment income in the condensed consolidated statements of income (loss).
Litigation
From time to time in the normal course of business, the Company may be involved in formal and informal dispute resolution procedures, which may include arbitration or litigation, the outcomes of which determine the rights and obligations under the Company's reinsurance contracts and other contractual agreements. In some disputes, the Company may seek to enforce its rights under an agreement or to collect funds owing to it.  In other matters, the Company may resist attempts by others to collect funds or enforce alleged rights. While the final outcome of legal disputes that may arise cannot be predicted with certainty, the Company is not currently involved in any formal or informal dispute resolution procedures.
22.    Segment reporting
The determination of the Company’s business segments is based on the manner in which management monitors the performance of its operations. The Company reports two operating segments - Property and Casualty Reinsurance and Catastrophe Risk Management. The Company has also identified a corporate function that includes net investment income on capital and certain general and administrative expenses related to corporate activities.
Effective January 1, 2014, the Company modified the presentation of its operating segments to allocate net investment income from float to the property and casualty reinsurance segment. The property and casualty reinsurance operations generate excess cash flows, or float, which the Company tracks in managing the business. The Company considers net investment income on float in evaluating the overall contribution of the property and casualty reinsurance segment. Prior period segment results have been adjusted to conform to this presentation.

The following is a summary of the Company’s operating segments results for the three and nine months ended September 30, 2014 and 2013:

	Three months ended September 30, 2014
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$124,931	$1,472	$—	$126,403
Gross premiums ceded	(150)	—	—	(150)
Net premiums written	124,781	1,472	—	126,253
Change in net unearned premium reserves	(23,294)	5,989	—	(17,305)
Net premiums earned	101,487	7,461	—	108,948
Expenses
Loss and loss adjustment expenses incurred, net	60,121	(6)	—	60,115
Acquisition costs, net	37,571	746	—	38,317
General and administrative expenses	5,556	648	3,920	10,124
Total expenses	103,248	1,388	3,920	108,556
Net underwriting loss	(1,761)	n/a	n/a	n/a
Net investment income (loss)	(137)	881	808	1,552
Other expenses	(2,982)	—	—	(2,982)
Income tax expense	—	—	(1,542)	(1,542)
Segment income (loss) including non-controlling interests	(4,880)	6,954	(4,654)	(2,580)
Segment income attributable to non-controlling interests	—	(3,325)	(92)	(3,417)
Segment income (loss)	$(4,880)	$3,629	$(4,746)	$(5,997)

Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	59.2%
Acquisition cost ratio (2)	37.0%
Composite ratio (3)	96.2%
General and administrative expense ratio (4)	5.5%
Combined ratio (5)	101.7%

(1)	Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.

(2)	Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	Composite ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net and acquisition costs, net by net premiums earned.

(4)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(5)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

(6)
Effective January 1, 2014, the Company modified the presentation of its operating segments to allocate net investment income from float to the Property and Casualty Reinsurance segment. Prior period segment results have been adjusted to conform to this presentation.

	Three Months Ended September 30, 2013
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$43,714	$1,711	$—	$45,425
Gross premiums ceded	—	—	—	—
Net premiums written	43,714	1,711	—	45,425
Change in net unearned premium reserves	18,051	2,853	—	20,904
Net premiums earned	61,765	4,564	—	66,329
Expenses
Loss and loss adjustment expenses incurred, net	39,349	—	—	39,349
Acquisition costs, net	20,541	576	—	21,117
General and administrative expenses	6,739	949	2,158	9,846
Total expenses	66,629	1,525	2,158	70,312
Net underwriting loss	(4,864)	n/a	n/a	n/a
Net investment income	7,072	2,089	45,456	54,617
Other expenses	(1,246)	—	—	(1,246)
Segment income including non-controlling interests	962	5,128	43,298	49,388
Segment income attributable to non-controlling interests	—	(2,432)	(386)	(2,818)
Segment income	$962	$2,696	$42,912	$46,570

Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	63.7%
Acquisition cost ratio (2)	33.3%
Composite ratio (3)	97.0%
General and administrative expense ratio (4)	10.9%
Combined ratio (5)	107.9%

(1)	Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.

(2)	Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	Composite ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net and acquisition costs, net by net premiums earned.

(4)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(5)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

(6)
Effective January 1, 2014, the Company modified the presentation of its operating segments to allocate net investment income from float to the Property and Casualty Reinsurance segment. Prior period segment results have been adjusted to conform to this presentation.

	Nine months ended September 30, 2014
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$347,495	$12,003	$—	$359,498
Gross premiums ceded	(150)	—	—	(150)
Net premiums written	347,345	12,003	—	359,348
Change in net unearned premium reserves	(96,069)	(2,319)	—	(98,388)
Net premiums earned	251,276	9,684	—	260,960
Expenses
Loss and loss adjustment expenses incurred, net	150,789	(6)	—	150,783
Acquisition costs, net	92,477	854	—	93,331
General and administrative expenses	17,020	2,160	10,518	29,698
Total expenses	260,286	3,008	10,518	273,812
Net underwriting loss	(9,010)	n/a	n/a	n/a
Net investment income	13,458	943	77,671	92,072
Other expenses	(4,789)	—	—	(4,789)
Income tax expense	—	—	(3,917)	(3,917)
Segment income (loss) including non-controlling interests	(341)	7,619	63,236	70,514
Segment income attributable to non-controlling interests	—	(3,854)	(1,586)	(5,440)
Segment income (loss)	$(341)	$3,765	$61,650	$65,074

Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	60.0%
Acquisition cost ratio (2)	36.8%
Composite ratio (3)	96.8%
General and administrative expense ratio (4)	6.8%
Combined ratio (5)	103.6%

(1)	Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.

(2)	Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	Composite ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net and acquisition costs, net by net premiums earned.

(4)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(5)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

(6)
Effective January 1, 2014, the Company modified the presentation of its operating segments to allocate net investment income from float to the Property and Casualty Reinsurance segment. Prior period segment results have been adjusted to conform to this presentation.

	Nine months ended September 30, 2013
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$231,229	$8,431	$—	$239,660
Gross premiums ceded	(9,975)	—	—	(9,975)
Net premiums written	221,254	8,431	—	229,685
Change in net unearned premium reserves	(65,408)	(2,120)	—	(67,528)
Net premiums earned	155,846	6,311	—	162,157
Expenses
Loss and loss adjustment expenses incurred, net	103,291	388	—	103,679
Acquisition costs, net	48,353	758	—	49,111
General and administrative expenses	16,265	2,721	5,085	24,071
Total expenses	167,909	3,867	5,085	176,861
Net underwriting loss	(12,063)	n/a	n/a	n/a
Net investment income	15,128	3,210	150,466	168,804
Other expenses	(2,675)	—	—	(2,675)
Segment income including non-controlling interests	390	5,654	145,381	151,425
Segment income attributable to non-controlling interests	—	(3,027)	(1,175)	(4,202)
Segment income	$390	$2,627	$144,206	$147,223

Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	66.3%
Acquisition cost ratio (2)	31.0%
Composite ratio (3)	97.3%
General and administrative expense ratio (4)	10.4%
Combined ratio (5)	107.7%

(1)	Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.

(2)	Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	Composite ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net and acquisition costs, net by net premiums earned.

(4)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(5)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

(6)
Effective January 1, 2014, the Company modified the presentation of its operating segments to allocate net investment income from float to the Property and Casualty Reinsurance segment. Prior period segment results have been adjusted to conform to this presentation.

For the three months ended September 30, 2014, three contracts each contributed greater than 10.0% of total gross premiums written. These three contracts contributed 60.5%, 31.8% and 14.1%, respectively, of total gross premiums written for the three months ended September 30, 2014. For the three months ended September 30, 2013, four contracts each contributed greater than 10% of total gross premiums written. These four contracts contributed 61.0%, 22.0%, 13.1% and 12.3%, respectively, of total gross premiums written for the three months ended September 30, 2013.
For the nine months ended September 30, 2014, three contracts each contributed greater than 10.0% of total gross premiums written. These three contracts contributed 29.2%, 12.4% and 11.2%, respectively, of total gross premiums written for the nine months ended September 30, 2014. For the nine months ended September 30, 2013, four contracts contributed greater than 10% of total gross premiums written. These four contracts contributed 18.8%, 14.6%, 11.6% and 11.5%, respectively, of total gross premiums written for the nine months ended September 30, 2013.

The following table provides a breakdown of the Company’s gross premiums written by line of business for the three and nine months ended September 30, 2014 and 2013:

	For the three months ended
	September 30, 2014		September 30, 2013
	($ in thousands)
Property	$(2,810)	(2.2)%	$(1,603)	(3.5)%
Casualty	128,469	101.6%	9,426	20.7%
Specialty	(728)	(0.6)%	35,891	79.0%
Total property and casualty reinsurance	124,931	98.8%	43,714	96.2%
Catastrophe risk management	1,472	1.2%	1,711	3.8%
	$126,403	100.0%	$45,425	100.0%

	For the nine months ended
	September 30, 2014		September 30, 2013
	($ in thousands)
Property	$78,577	21.9%	$26,635	11.1%
Casualty	244,235	67.9%	111,021	46.4%
Specialty	24,683	6.9%	93,573	39.0%
Total property and casualty reinsurance	347,495	96.7%	231,229	96.5%
Catastrophe risk management	12,003	3.3%	8,431	3.5%
	$359,498	100.0%	$239,660	100.0%
The following table provides a breakdown of the Company’s gross premiums written by prospective and retroactive reinsurance contracts for the three and nine months ended September 30, 2014 and 2013:

	For the three months ended				For the nine months ended
	September 30, 2014		September 30, 2013		September 30, 2014		September 30, 2013
	($ in thousands)
Prospective	$126,403	100.0%	$27,981	61.6%	$356,822	99.3%	$199,916	83.4%
Retroactive	—	—%	17,444	38.4%	2,676	0.7%	39,744	16.6%
	$126,403	100.0%	$45,425	100.0%	$359,498	100.0%	$239,660	100.0%
The Company records the gross premium written and earned at the inception of the contract for retroactive reinsurance contracts.

Substantially all of the Company's business is sourced through reinsurance brokers. The following table provides a breakdown of the Company's gross premiums written from brokers for the nine months ended September 30, 2014 and 2013:

	2014		2013
	($ in thousands)
Guy Carpenter & Company, LLC	$91,567	25.5%	$(11,927)	(5.0)%
Willis Re	55,589	15.5%	13,421	5.6%
Aon Benfield - a division of Aon plc	54,072	15.0%	91,349	38.2%
Advocate Reinsurance Partners, LLC	51,002	14.2%	26,000	10.8%
Stonehill Reinsurance Partners, LLC	44,744	12.4%	—	—%
TigerRisk Partners LLC	13,852	3.9%	10,472	4.4%
BMS Intermediaries	—	—%	46,095	19.2%
Other brokers	3,203	0.9%	7,545	3.1%
Total broker placed	314,029	87.4%	182,955	76.3%
Direct placements	45,469	12.6%	56,705	23.7%
	$359,498	100.0%	$239,660	100.0%

The following table provides a breakdown of the Company’s gross premiums written by domicile of the ceding companies for the three and nine months September 30, 2014 and 2013:

	For the three months ended				For the nine months ended
	September 30, 2014		September 30, 2013		September 30, 2014		September 30, 2013
	($ in thousands)
United States	$85,686	67.7%	$7,665	16.9%	$288,420	80.3%	$151,314	63.1%
United Kingdom	(812)	(0.6)%	—	—%	24,600	6.8%	—	—%
Bermuda	41,529	32.9%	37,760	83.1%	46,478	12.9%	86,946	36.3%
Other	—	—%	—	—%	—	—%	1,400	0.6%
	$126,403	100.0%	$45,425	100.0%	$359,498	100.0%	$239,660	100.0%

23.    Supplemental guarantor information
The following tables present historical, supplemental guarantor financial information as if new debt was issued by a subsidiary of Third Point Reinsurance Ltd. with Third Point Reinsurance Ltd. serving as a parent guarantor.  The subsidiary presented as the issuer of debt is Third Point Re (USA) Holdings Inc., a wholly-owned subsidiary, incorporated on November 21, 2014.
The following information sets forth the Company’s condensed consolidating balance sheets as of September 30, 2014 and December 31, 2013 and the condensed consolidating statements of income (loss) for the three and nine months ended September 30, 2014 and 2013 and the condensed consolidating statements of cash flows for the nine ended September 30, 2014 and 2013.  Investments in subsidiaries are accounted for on the equity method; accordingly, entries necessary to consolidate the parent guarantor, issuer of debt and all other subsidiaries are reflected in the eliminations column.

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
(UNAUDITED)
As of September 30, 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Equity securities	$—	$—	$956,604	$—	$956,604
Debt securities	—	—	660,677	—	660,677
Other investments	—	—	97,765	—	97,765
Total investments in securities and commodities	—	—	1,715,046	—	1,715,046
Cash and cash equivalents	492	—	32,201	—	32,693
Restricted cash and cash equivalents	—	—	261,966	—	261,966
Investment in subsidiaries	1,462,264	—	—	(1,462,264)	—
Due from brokers	—	—	182,927	—	182,927
Securities purchased under an agreement to sell	—	—	19,897	—	19,897
Derivative assets, at fair value	—	—	37,260	—	37,260
Interest and dividends receivable	—	—	5,032	—	5,032
Reinsurance balances receivable	—	—	269,747	—	269,747
Deferred acquisition costs, net	—	—	124,373	—	124,373
Unearned premiums ceded	—	—	91	—	91
Loss and loss adjustment expenses recoverable	—	—	1,412	—	1,412
Other assets	838	—	2,863	—	3,701
Amounts due from affiliates	2,101		(2,101)	—	—
Total assets	$1,465,695	$—	$2,650,714	$(1,462,264)	$2,654,145
Liabilities and shareholders' equity
Liabilities
Accounts payable and accrued expenses	$1,382	$—	$6,139	$—	$7,521
Reinsurance balances payable	—	—	21,651	—	21,651
Deposit liabilities	—	—	142,990	—	142,990
Unearned premium reserves	—	—	363,666	—	363,666
Loss and loss adjustment expense reserves	—	—	187,313	—	187,313
Securities sold, not yet purchased, at fair value	—	—	45,667	—	45,667
Due to brokers	—	—	306,927	—	306,927
Derivative liabilities, at fair value	—	—	12,346	—	12,346
Performance fee payable to related party	—	—	21,837	—	21,837
Interest and dividends payable	—	—	589	—	589
Total liabilities	1,382	—	1,109,125	—	1,110,507
Shareholders' equity
Common shares	10,403	—	1,253	(1,253)	10,403
Additional paid-in capital	1,063,254	—	1,070,887	(1,070,887)	1,063,254
Retained earnings	390,656	—	390,124	(390,124)	390,656
Shareholders' equity attributable to shareholders	1,464,313	—	1,462,264	(1,462,264)	1,464,313
Non-controlling interests	—	—	79,325	—	79,325
Total shareholders' equity	1,464,313	—	1,541,589	(1,462,264)	1,543,638
Total liabilities and shareholders' equity	$1,465,695	$—	$2,650,714	$(1,462,264)	$2,654,145

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2013
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Equity securities	$—	$—	$954,111	$—	$954,111
Debt securities	—	—	441,424	—	441,424
Other investments	—	—	65,329	—	65,329
Total investments in securities and commodities	—	—	1,460,864	—	1,460,864
Cash and cash equivalents	294	—	31,331	—	31,625
Restricted cash and cash equivalents	—	—	193,577	—	193,577
Investment in subsidiaries	1,394,644	—	—	(1,394,644)	—
Due from brokers	—	—	98,386	—	98,386
Securities purchased under an agreement to sell	—	—	38,147	—	38,147
Derivative assets, at fair value	—	—	39,045	—	39,045
Interest and dividends receivable	—	—	2,615	—	2,615
Reinsurance balances receivable	—	—	191,763	—	191,763
Deferred acquisition costs, net	—	—	91,193	—	91,193
Loss and loss adjustment expenses recoverable	—	—	9,277	—	9,277
Other assets	720	—	2,678	—	3,398
Amounts due from affiliates	417		(417)	—	—
Total assets	$1,396,075	$—	$2,158,459	$(1,394,644)	$2,159,890
Liabilities and shareholders' equity
Liabilities
Accounts payable and accrued expenses	$242	$—	$9,214	$—	$9,456
Reinsurance balances payable	—	—	9,081	—	9,081
Deposit liabilities	—	—	120,946	—	120,946
Unearned premium reserves	—	—	265,187	—	265,187
Loss and loss adjustment expense reserves	—	—	134,331	—	134,331
Securities sold, not yet purchased, at fair value	—	—	56,056	—	56,056
Due to brokers	—	—	44,870	—	44,870
Derivative liabilities, at fair value	—	—	8,819	—	8,819
Interest and dividends payable	—	—	748	—	748
Amounts due to affiliate	4,172	—	(4,172)	—	—
Total liabilities	4,414	—	645,080	—	649,494
Shareholders' equity
Common shares	10,389	—	1,251	(1,251)	10,389
Additional paid-in capital	1,055,690	—	1,064,493	(1,064,493)	1,055,690
Retained earnings	325,582	—	328,900	(328,900)	325,582
Shareholders' equity attributable to shareholders	1,391,661	—	1,394,644	(1,394,644)	1,391,661
Non-controlling interests	—	—	118,735	—	118,735
Total shareholders' equity	1,391,661	—	1,513,379	(1,394,644)	1,510,396
Total liabilities and shareholders' equity	$1,396,075	$—	$2,158,459	$(1,394,644)	$2,159,890

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING STATEMENT OF INCOME (LOSS)
(UNAUDITED)
For the three months ended September 30, 2014
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Gross premiums written	$—	$—	$126,403	$—	$126,403
Gross premiums ceded	—	—	(150)	—	(150)
Net premiums written	—	—	126,253	—	126,253
Change in net unearned premium reserves	—	—	(17,305)	—	(17,305)
Net premiums earned	—	—	108,948	—	108,948
Net investment income	—	—	1,552	—	1,552
Equity in earnings of subsidiaries	(4,070)	—	—	4,070	—
Total revenues	(4,070)	—	110,500	4,070	110,500
Expenses
Loss and loss adjustment expenses incurred, net	—	—	60,115	—	60,115
Acquisition costs, net	—	—	38,317	—	38,317
General and administrative expenses	1,927	—	8,197	—	10,124
Other expenses	—	—	2,982	—	2,982
Total expenses	1,927	—	109,611	—	111,538
Income (loss) before income tax expense	(5,997)	—	889	4,070	(1,038)
Income tax expense	—	—	(1,542)	—	(1,542)
Income (loss) including non-controlling interests	(5,997)	—	(653)	4,070	(2,580)
Income (loss) attributable to non-controlling interests	—	—	(3,417)	—	(3,417)
Net income (loss)	$(5,997)	$—	$(4,070)	$4,070	$(5,997)

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING STATEMENT OF INCOME
(UNAUDITED)
For the three months ended September 30, 2013
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Gross premiums written	$—	$—	$45,425	$—	$45,425
Gross premiums ceded	—	—	—	—	—
Net premiums written	—	—	45,425	—	45,425
Change in net unearned premium reserves	—	—	20,904	—	20,904
Net premiums earned	—	—	66,329	—	66,329
Net investment income	—	—	54,617	—	54,617
Equity in earnings of subsidiaries	46,849	—	—	(46,849)	—
Total revenues	46,849	—	120,946	(46,849)	120,946
Expenses
Loss and loss adjustment expenses incurred, net	—	—	39,349	—	39,349
Acquisition costs, net	—	—	21,117	—	21,117
General and administrative expenses	279	—	9,567	—	9,846
Other expenses	—	—	1,246	—	1,246
Total expenses	279	—	71,279	—	71,558
Income before income tax expense	46,570	—	49,667	(46,849)	49,388
Income tax expense	—	—	—	—	—
Income including non-controlling interests	46,570	—	49,667	(46,849)	49,388
Income attributable to non-controlling interests	—	—	(2,818)	—	(2,818)
Net income	$46,570	$—	$46,849	$(46,849)	$46,570

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING STATEMENT OF INCOME
(UNAUDITED)
For the nine months ended September 30, 2014
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Gross premiums written	$—	$—	$359,498	$—	$359,498
Gross premiums ceded	—	—	(150)	—	(150)
Net premiums written	—	—	359,348	—	359,348
Change in net unearned premium reserves	—	—	(98,388)	—	(98,388)
Net premiums earned	—	—	260,960	—	260,960
Net investment income	—	—	92,072	—	92,072
Equity in earnings of subsidiaries	69,224	—	—	(69,224)	—
Total revenues	69,224	—	353,032	(69,224)	353,032
Expenses
Loss and loss adjustment expenses incurred, net	—	—	150,783	—	150,783
Acquisition costs, net	—	—	93,331	—	93,331
General and administrative expenses	4,150	—	25,548	—	29,698
Other expenses	—	—	4,789	—	4,789
Total expenses	4,150	—	274,451	—	278,601
Income before income tax expense	65,074	—	78,581	(69,224)	74,431
Income tax expense	—	—	(3,917)	—	(3,917)
Income including non-controlling interests	65,074	—	74,664	(69,224)	70,514
Income attributable to non-controlling interests	—	—	(5,440)	—	(5,440)
Net income	$65,074	$—	$69,224	$(69,224)	$65,074

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING STATEMENT OF INCOME
(UNAUDITED)
For the nine months ended September 30, 2013
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Gross premiums written	$—	$—	$239,660	$—	$239,660
Gross premiums ceded	—	—	(9,975)	—	(9,975)
Net premiums written	—	—	229,685	—	229,685
Change in net unearned premium reserves	—	—	(67,528)	—	(67,528)
Net premiums earned	—	—	162,157	—	162,157
Net investment income	—	—	168,804	—	168,804
Equity in earnings of subsidiaries	147,618	—	—	(147,618)	—
Total revenues	147,618	—	330,961	(147,618)	330,961
Expenses
Loss and loss adjustment expenses incurred, net	—	—	103,679	—	103,679
Acquisition costs, net	—	—	49,111	—	49,111
General and administrative expenses	395	—	23,676	—	24,071
Other expenses	—	—	2,675	—	2,675
Total expenses	395	—	179,141	—	179,536
Income before income tax expense	147,223	—	151,820	(147,618)	151,425
Income tax expense	—	—	—	—	—
Income including non-controlling interests	147,223	—	151,820	(147,618)	151,425
Income attributable to non-controlling interests	—	—	(4,202)	—	(4,202)
Net income	$147,223	$—	$147,618	$(147,618)	$147,223

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
(UNAUDITED)
For the nine months ended September 30, 2014
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net income	$65,074	$—	$69,224	$(69,224)	$65,074
Adjustments to reconcile net income to net cash provided by operating activities
Equity in earnings of subsidiaries	(69,224)	—	—	69,224	—
Share compensation expense	583	—	6,396	—	6,979
Interest expense on deposit liabilities	—	—	3,687	—	3,687
Net unrealized gain on investments and derivatives	—	—	68,107	—	68,107
Net realized gain on investments and derivatives	—	—	(184,133)	—	(184,133)
Amortization of premium and accretion of discount, net	—	—	1,031	—	1,031
Changes in assets and liabilities:
Reinsurance balances receivable	—	—	(65,718)	—	(65,718)
Deferred acquisition costs, net	—	—	(33,180)	—	(33,180)
Unearned premiums ceded	—	—	(91)	—	(91)
Loss and loss adjustment expenses recoverable	—	—	7,865		7,865
Other assets	(118)	—	(185)	—	(303)
Interest and dividends receivable, net	—	—	(2,576)	—	(2,576)
Unearned premium reserves	—	—	98,479	—	98,479
Loss and loss adjustment expense reserves	—	—	52,982	—	52,982
Accounts payable and accrued expenses	1,140	—	(3,075)	—	(1,935)
Reinsurance balances payable	—	—	12,133	—	12,133
Performance fees payable to related party	—	—	21,837	—	21,837
Amounts due from affiliates	(1,684)	—	1,684	—	—
Amounts due to affiliates	(4,172)	—	4,172	—	—
Net cash provided by operating activities	(8,401)	—	58,639	—	50,238
Investing activities
Purchases of investments	—	—	(2,150,821)	—	(2,150,821)
Proceeds from sales of investments	—	—	1,998,673	—	1,998,673
Purchases of investments to cover short sales	—	—	(141,468)	—	(141,468)
Proceeds from short sales of investments	—	—	150,098	—	150,098
Change in due to/from brokers, net	—	—	177,516	—	177,516
Increase in securities purchased under agreement to sell	—	—	18,250	—	18,250
Non-controlling interest related to joint venture	—	—	(49,415)	—	(49,415)
Change in restricted cash and cash equivalents	—	—	(68,389)	—	(68,389)
Net cash used in investing activities	—	—	(65,556)	—	(65,556)
Financing activities
Proceeds from issuance of common shares, net of costs	599	—	—	—	599
Increase in deposit liabilities	—	—	5,782	—	5,782
Non-controlling interest in Catastrophe Fund	—	—	10,023	—	10,023
Non-controlling interest in Catastrophe Manager	—	—	(18)	—	(18)
Dividend received by (paid to) parent	8,000	—	(8,000)	—	—
Net cash provided by financing activities	8,599	—	7,787	—	16,386
Net increase in cash and cash equivalents	198	—	870	—	1,068
Cash and cash equivalents at beginning of period	294	—	31,331	—	31,625
Cash and cash equivalents at end of period	$492	$—	$32,201	$—	$32,693

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
(UNAUDITED)
For the nine months ended September 30, 2013
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net income	$147,223	$—	$147,618	$(147,618)	$147,223
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Equity in earnings of subsidiaries	(147,618)	—	—	147,618	—
Share compensation expense	—	—	7,611	—	7,611
Net unrealized gain on investments and derivatives	—	—	(30,541)	—	(30,541)
Net realized gain on investments and derivatives	—	—	(176,673)	—	(176,673)
Amortization of premium and accretion of discount, net	—	—	(2,868)	—	(2,868)
Changes in assets and liabilities:
Reinsurance balances receivable	—	—	(57,669)	—	(57,669)
Deferred acquisition costs, net	—	—	(13,180)	—	(13,180)
Unearned premiums ceded	—	—	(2,494)	—	(2,494)
Loss and loss adjustment expenses recoverable	—	—	(6,284)	—	(6,284)
Other assets	(858)	—	(73)	—	(931)
Interest and dividends receivable, net	—	—	(775)	—	(775)
Unearned premium reserves	—	—	70,022	—	70,022
Losses and loss adjustment expense reserves	—	—	76,436	—	76,436
Accounts payable and accrued expenses	(364)	—	(136)	—	(500)
Reinsurance balances payable	—	—	8,579	—	8,579
Performance fees payable to related party	—	—	40,264	—	40,264
Amounts due from affiliates	557	—	(557)	—	—
Amounts due to affiliates	1,447	—	(1,447)	—	—
Net cash (used in) provided by operating activities	387	—	57,833	—	58,220
Investing activities
Purchases of investments	—	—	(1,475,391)	—	(1,475,391)
Proceeds from sales of investments	—	—	1,539,990	—	1,539,990
Purchases of investments to cover short sales	—	—	(342,282)	—	(342,282)
Proceeds from short sales of investments	—	—	251,085	—	251,085
Change in due to/from brokers, net	—	—	(311,503)	—	(311,503)
Increase in securities purchased under agreement to sell	—	—	22,487	—	22,487
Non-controlling interest related to joint venture	—	—	(33,114)	—	(33,114)
Change in restricted cash and cash equivalents	—	—	(81,663)	—	(81,663)
Contributed capital (to) from subsidiaries	(286,246)	—	286,246	—	—
Net cash used in investing activities	(286,246)	—	(144,145)	—	(430,391)
Financing activities
Proceeds from issuance of common shares, net of costs	286,685	—	—	—	286,685
Increase in deposit liabilities	—	—	41,793	—	41,793
Non-controlling interest in Catastrophe Fund	—	—	28,515	—	28,515
Non-controlling interest in Catastrophe Manager	—	—	(164)	—	(164)
Net cash provided by financing activities	286,685	—	70,144	—	356,829
Net increase (decrease) in cash and cash equivalents	826	—	(16,168)	—	(15,342)
Cash and cash equivalents at beginning of period	169	—	33,836	—	34,005
Cash and cash equivalents at end of period	$995	$—	$17,668	$—	$18,663

24. Subsequent events
In December 2014, the Company announced that it would no longer accept investments in the Catastrophe Fund and that no new business would be written in the Catastrophe Reinsurer.  The Catastrophe Fund Manager will continue to manage the run off of the remaining exposure in the Catastrophe Fund.
On January 5, 2015, the shareholders agreement between Third Point Re, Hiscox, and the Catastrophe Fund Manager was terminated by agreement of the parties that the Catastrophe Fund Manager would repurchase for cancellation Hiscox’s common shares, representing 15%, of the Catastrophe Fund Manager.